                                                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER            EXECUTION COPY

                                  BY AND AMONG

                               HARRIS CORPORATION,

                             SUNSHINE MERGER CORP.,

                                       AND

                          ENCODA SYSTEMS HOLDINGS, INC.





                           Dated as of October 6, 2004

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
Article I -       DEFINITIONS...........................................................................1

         1.1      Certain Definitions...................................................................1

Article II -      THE MERGER...........................................................................11

         2.1      The Merger...........................................................................11

         2.2      Effective Time.......................................................................11

         2.3      Effects of the Merger................................................................11

         2.4      Certificate of Incorporation and By-laws.............................................11

         2.5      Directors............................................................................11

         2.6      Officers.............................................................................11

Article III -     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                  CERTIFICATES; PAYMENT OF AGGREGATE MERGER CONSIDERATION..............................12

         3.1      Effect on Capital Stock..............................................................12

         3.2      Exchange Fund; Exchange of Certificates; Payment of Merger Consideration.............13

         3.3      No Further Ownership Rights in Company Common Stock..................................15

         3.4      Termination of Exchange Fund.........................................................15

         3.5      Investment of Exchange Fund..........................................................15

         3.6      Lost Certificates....................................................................15

         3.7      Withholding Rights...................................................................16

         3.8      Fractional Shares....................................................................16

Article IV -      DETERMINATION OF AGGREGATE MERGER CONSIDERATION; OPTIONS; ESCROW; PURCHASE PRICE
                  ADJUSTMENT...........................................................................16

         4.1      Determination of Aggregate Merger Consideration and Total Per Share Merger
                  Consideration........................................................................16

         4.2      Options..............................................................................17

         4.3      Escrow Deposits......................................................................17

         4.4      Purchase Price Adjustment............................................................19

Article V -       CLOSING AND TERMINATION..............................................................22

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
                                                                                                       ----
         5.1      Closing Date.........................................................................22

         5.2      Termination of Agreement.............................................................22

         5.3      Procedure Upon Termination...........................................................23

         5.4      Effect of Termination................................................................23

Article VI -      REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................23

         6.1      Organization and Good Standing.......................................................24

         6.2      Authorization of Agreement...........................................................24

         6.3      Conflicts; Consents of Third Parties.................................................25

         6.4      Capitalization.......................................................................25

         6.5      Subsidiaries.........................................................................26

         6.6      Financial Statements.................................................................26

         6.7      No Undisclosed Liabilities...........................................................27

         6.8      Absence of Certain Developments......................................................27

         6.9      Taxes................................................................................30

         6.10     Real and Personal Property...........................................................30

         6.11     Intellectual Property................................................................31

         6.12     Material Contracts...................................................................34

         6.13     Employee Benefits Plans..............................................................35

         6.14     Labor................................................................................39

         6.15     Litigation...........................................................................39

         6.16     Compliance with Laws; Permits........................................................40

         6.17     Environmental Matters................................................................40

         6.18     Financial Advisors...................................................................41

         6.19     Insurance............................................................................41

         6.20     Transactions with Affiliates.........................................................41

         6.21     Board Approval; State Takeover Statutes..............................................41

         6.22     Disclosure...........................................................................42

         6.23     No Other Representations or Warranties; Disclosure Schedules.........................42

Article VII -     REPRESENTATIONS AND WARRANTIES OF PARENT.............................................42

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                       PAGE
                                                                                                       ----
         7.1      Organization and Good Standing.......................................................42

         7.2      Authorization of Agreement...........................................................43

         7.3      Conflicts; Consents of Third Parties.................................................43

         7.4      Litigation...........................................................................44

         7.5      Investment Intention.................................................................44

         7.6      Financial Advisors...................................................................44

         7.7      Financing............................................................................44

         7.8      Creditors............................................................................44

         7.9      Condition of the Business............................................................44

Article VIII -    COVENANTS............................................................................45

         8.1      Access to Information................................................................45

         8.2      Conduct of the Business Pending the Closing..........................................45

         8.3      Consents.............................................................................48

         8.4      Regulatory Approvals.................................................................48

         8.5      Further Assurances; Closing Payoff Amount............................................50

         8.6      Confidentiality......................................................................50

         8.7      Indemnification, Exculpation and Insurance...........................................50

         8.8      Publicity............................................................................52

         8.9      Employment and Employee Benefits.....................................................53

         8.10     Shareholder Consent..................................................................53

         8.11     Supplementation and Amendment of Schedules...........................................53

         8.12     No Solicitation......................................................................55

         8.13     Delivery of Revised Draft Financial Statements.......................................55

         8.14     Closing Date Operations..............................................................55

         8.15     Tax Matters..........................................................................55

Article IX -      CONDITIONS TO CLOSING................................................................55

         9.1      Conditions Precedent to Obligations of Parent........................................55

         9.2      Conditions Precedent to Obligations of the Company...................................57

         9.3      Frustration of Closing Conditions....................................................57

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       PAGE
                                                                                                       ----
Article X -       SURVIVAL; INDEMNIFICATION............................................................57

         10.1     Survival Past Closing................................................................57

         10.2     Indemnification for Parent, Merger Sub and Surviving Corporation.....................58

         10.3     Limitation on Indemnification........................................................59

         10.4     Exclusive Remedy.....................................................................59

         10.5     Indemnification Procedures...........................................................60

         10.6     Tax Treatment of Indemnity Payments..................................................62

         10.7     No Consequential Damages; No Contribution or Subrogation.............................62

Article XI -      MISCELLANEOUS........................................................................63

         11.1     Payment of Sales, Use or Similar Taxes...............................................63

         11.2     Expenses.............................................................................63

         11.3     Stockholder Representative...........................................................63

         11.4     Submission to Jurisdiction; Consent to Service of Process............................64

         11.5     Entire Agreement; Amendments and Waivers.............................................64

         11.6     Governing Law........................................................................65

         11.7     Notices..............................................................................65

         11.8     Severability.........................................................................66

         11.9     Binding Effect; Assignment; Third Party Beneficiaries................................66

         11.10    Counterparts.........................................................................66

         11.11    Waiver of Jury Trial.................................................................67

         11.12    Performance..........................................................................67

                                TABLE OF CONTENTS
                                   (CONTINUED)



Exhibits
--------

Exhibit A - Form of Support Agreement

Exhibit 1.1(a) - Form of Indemnity Escrow Agreement

Exhibit 3.2(b) - Letter of Transmittal

Exhibit 4.4(1) - Calculation of Net Assets as of June 30, 2004

Exhibit 4.4(2) - Transaction Tax Benefits

Exhibit 8.11(b) - Parent's Knowledge

                                MERGER AGREEMENT

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 6, 2004 is among HARRIS CORPORATION, a Delaware corporation ("Parent"), SUNSHINE MERGER CORP., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent ("Merger Sub"), and Encoda Systems Holdings, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;


                  WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company listed on Schedule A hereto (each a "Principal Stockholder" and, collectively, the "Principal Stockholders") are entering into a support agreement in the form attached as Exhibit A, pursuant to which, among other things, such Principal Stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger and the transactions contemplated hereby, in each case upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

         1.1 Certain Definitions.

                  (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

                  "Aggregate Option Consideration" means the total amount of consideration due to all holders of Vested Options pursuant to Section 4.2, prior to any applicable withholding Taxes.

                  "Aggregate Option Exercise Amount" means the aggregate amount of the per share exercise prices of all of the Vested Options.

                  "Banker's Percentage" means, with respect to any amount paid into the Escrow Deposits, the percentage that would be payable under the Engagement Letters with respect to such amount if such amount were payable at Closing as "Consideration" (as that term is defined in the Engagement Letters).

                  "Bankers" means Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc.

                  "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

                  "Cash" means the amount of cash and cash equivalents required to be reflected on the balance sheet of the Company and its Subsidiaries, on a consolidated basis, as determined in accordance with GAAP.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company Cash" means the aggregate amount of Cash immediately prior to the Effective Time.

                  "Company Indebtedness" means all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, immediately prior to the Effective Time.

                  "Company IP" means all Intellectual Property owned (in whole or in part) by the Company or any of its Subsidiaries.

                  "Company Transaction Expenses" means the costs and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) of the Company and its Subsidiaries incurred but not paid prior to the close of business on the Closing Date in connection with the process of selling the Company, including with respect to this Agreement and the transactions contemplated hereby and including (i) employee bonuses or similar payments made or triggered in connection with the transactions contemplated hereby and (ii) the Appraisal Excess Amount to the extent required to be part of Company Transaction Expenses, as set forth in Section 3.1(d), but excluding (A) unpaid costs incurred in connection with the 2003 Audited Statements to the extent included in the calculation of Estimated Net Assets or Closing Net Assets and
(B) the costs and expenses to be borne by Parent set forth in Sections 11.1 and
11.2 hereof. Notwithstanding anything to the contrary herein, the Contingent Expense Amounts shall not be included in Company Transaction Expenses.

"Contingent Expense Amounts" means the portions of the Escrow Deposits representing contingent fees payable to the Bankers under the terms of the Engagement Letters and, if applicable, contingent portions of the Proposed Transaction Bonuses.

                  "Contract" means any contract, indenture, note, bond, lease, license, commitment, instrument or other agreement.

                  "Copyrights" means all copyrights, whether in published or unpublished works; all databases, data collections and rights therein, mask work rights, software (including Source Code), website content; all rights to compilations, collective works and derivative works of any of the foregoing and moral rights in any of the foregoing; and all registrations and applications for registration for any of the foregoing and any renewals or extensions thereof.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Dissenting Shares" means shares of Company Common Stock held as of the Effective Time by a stockholder of the Company who has not consented in writing or voted such shares of Company Common Stock in favor of the adoption of this Agreement and with respect to which appraisal is duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively waived, withdrawn or forfeited.

                  "Engagement Letters" means, collectively, the engagement letters between the Company and each of Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. with respect to their engagement in connection with the transactions contemplated hereby, true and correct copies of which are attached to the Disclosure Schedule.

                  "Environmental Law" means any Law or other legal requirement currently in effect relating to the protection of human health and safety, the environment or natural resources, or discharges of Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.

                  "GAAP" means generally accepted accounting principles in the United States as of the relevant date.

                  "Governmental Body" means any government or governmental or regulatory entity, body thereof, or political subdivision thereof, whether federal, state, local, foreign, or supranational, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "Hazardous Material" means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "pollutant," "contaminant," "radioactive," or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold and urea formaldehyde insulation.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person (A) for the principal of, interest on, and premium (if any) and breakage costs (if any) in respect of money borrowed or (B) evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business (other than the current liability portion of any indebtedness for borrowed money)), including all obligations of such Person for the payment of money relating to leases that are required to be classified as capitalized lease obligations in accordance with GAAP; (iii) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (iv) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof);
(v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses
(i) through (iv) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

                  "Indemnity Escrow Agent" means the escrow agent identified in the form of Indemnity Escrow Agreement attached hereto as Exhibit 1.1(a), or such bank or trust company of similar size as may be mutually reasonably acceptable to Parent and the Company.

                  "Indemnity Escrow Agreement" means an escrow agreement to be entered into prior to the Closing in substantially the form attached as Exhibit 1.1(a), together with such changes as may be reasonably requested by the Indemnity Escrow Agent and mutually reasonably acceptable to Parent and the Company.

                  "Intellectual Property" means all Copyrights, Patents, Trademarks and Trade Secrets.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge of the Company" means the actual knowledge of those Persons identified on Schedule 1.1(a).

                  "Law" means any foreign, federal, state or local law, statute, code, ordinance, rule or regulation of any Governmental Body.

                  "Legal Proceeding" means any judicial, administrative, investigative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

                  "Liability" means any debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, or due or to become due) and including all costs and expenses relating thereto.

                  "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

                  "Material Adverse Effect" means (i) a change, event, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets, liabilities, properties, results of operations or financial condition of the Company and its Subsidiaries (taken as a whole) or
(ii) a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, other than a change, event, circumstance or effect to the extent resulting from an Excluded Matter. "Excluded Matter" means any one or more of the following: (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Company or any of its Subsidiaries operates; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any action taken by Parent or its Affiliates with respect to the transactions contemplated hereby or with respect to the Company or its Subsidiaries; (v) the effect of any changes in applicable Laws or accounting rules; (vi) any effect resulting from the public announcement of this Agreement or (vii) compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement; provided, that the foregoing clause (vii) shall not be applicable with respect to the representation set forth in Section 6.3 or the representation in Section 6.11(b).

                  "Object Code" means computer software that is substantially or entirely in binary form and that is intended to be directly executable by a computer after suitable processing and linking but without any intervening steps of compilation or assembly.

                  "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

                  "Ordinary Course of Business" means the ordinary and usual course of business of the Company and its Subsidiaries, consistent with past practice.

                  "Patents" means all patents, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention, and any other indicia of invention ownership issued or granted by any

Governmental Body, including all provisional applications, priority and other applications, divisionals, continuations (in whole or in part), extensions, reissues, re-examinations or equivalents or counterparts of any of the foregoing.

                  "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

                  "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor as a liability; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other similar land use regulations by any Governmental Body; (v) Liens securing Indebtedness of the Company or any of its Subsidiaries as disclosed in the Disclosure Schedules; (vi) title of a lessor under a capital or operating lease; and (vii) such other imperfections in title, charges, easements, restrictions and encumbrances, if any, that, individually or in the aggregate, do not materially impair the continued use and operation of the assets to which they relate.

                  "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

                  "Remedial Action" means all actions to (i) clean up, remove, treat or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care and (iv) to correct a condition of noncompliance with Environmental Laws.

                  "Source Code" means computer software that may be displayed or printed in human-readable form, including all related programmer comments, annotations, flowcharts, diagrams, help text, data and data structures, instructions, procedural, object-oriented or other human-readable code, and that is not intended to be executed directly by a computer without an intervening step of compilation or assembly.

                  "Subsidiary" of any Person means any other Person of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by such first Person.

                  "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, alternative, environmental, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property (real or personal) and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever,
(ii) all interest, penalties, fines, additions to Tax or additional amounts imposed by any taxing authority in connection with any item described in clause
(i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

                  "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes and any amendments thereto.

                  "Trademarks" means all trademarks, service marks, fictional business names, trade names, certification marks, collective marks, Internet domain names, uniform resource locators and alphanumeric designations associated therewith and other proprietary rights to any words, names, slogans, symbols, logos, devices or combinations thereof used to identify, distinguish and indicate the source or origin of goods or services, all registrations, renewals, applications for registration, equivalents and counterparts of the foregoing, and the goodwill of the business associated with each of the foregoing.

                  "Trade Secrets" means all inventions, discoveries, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, proprietary information, customer lists, software, technical information, and anything else that would constitute a "trade secret" under applicable Law, excluding any of the foregoing that is disclosed in any issued Patent.

                  "Vested Option" means every option to purchase shares of Company Common Stock that is outstanding immediately prior to the Effective Time with an exercise price per share that will be in-the-money, vested and exercisable immediately prior to the Effective Time based on the exercise prices set forth in the applicable attachment to Schedule 6.4 (subject to accelerated vesting, if any, that would apply as a result of the Merger).

                  "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

                  (b) Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term                                                               Section
----                                                               -------
Accounting Referee                                                 4.4(e)
Accumulated Funding Deficiency                                     6.13(d)
Aggregate Merger Consideration                                     4.1(a)
Agreement                                                          Recitals
Amount At Stake                                                    10.5(b)
Amount Available for Indemnification                               10.5(b)
Antitrust Division                                                 8.4(a)
Antitrust Laws                                                     8.4(b)
Appraisal Excess Amount                                            3.1(d)
Balance Sheet                                                      6.6
Balance Sheet Date                                                 6.6
Buyer Indemnified Parties                                          10.2(a)
Buying Parties                                                     11.12
Cap                                                                10.3(b)
Certificate                                                        3.1(c)
Certificate of Merger                                              2.2
Claim                                                              8.7(b)
Closing                                                            5.1
Closing Date                                                       5.1
Closing Merger Consideration                                       3.2(b)
Closing Net Assets                                                 4.4(c)
Closing Net  Indebtedness                                          4.1(a)
Closing Payoff Amount                                              8.5
Closing Statement                                                  4.4(c)
COBRA                                                              6.13(l)
Company                                                            Recitals
Company Benefit Plan                                               6.13(a)
Company Common Stock                                               3.1
Company Documents                                                  6.2
Company Pension Plan                                               6.13(c)
Confidentiality Agreement                                          8.6
Continuing Employees                                               8.9(a)
Controlled Group                                                   6.13(f)
D & O Indemnitees                                                  8.7(a)
Deductible                                                         10.3(a)
Disclosure Schedules                                               6
Draft 2003 Statements                                              6.6
Effective Time                                                     2.2
Employee Benefit Plans                                             6.13(a)
ERISA                                                              6.13(a)
ERISA Affiliate                                                    6.13(f)
Escrow Agents                                                      4.3(b)
Escrow Agreements                                                  4.3(b)
Escrow Deposits                                                    4.3(b)

Term                                                               Section
----                                                               -------
Estimated Net Assets                                               4.4(a)
Excess Amount                                                      10.2(b)
Exchange Agent                                                     3.2
Exchange Fund                                                      3.2
Final Net Assets                                                   4.4(g)
Financial Statements                                               6.6
Foreign Employee Benefit Plan                                      6.13(b)
FTC                                                                8.4(a)
Indemnitee                                                         10.5(a)
Indemnitee Claim                                                   10.5(b)
Indemnitee Straddle Claim                                          10.5(b)
Indemnity Escrow Deposit                                           4.3(a)
Leased Real Property                                               6.10
Losses                                                             10.2(a)
Material Breach Matter                                             8.11(b)
Material Contract(s)                                               6.12(a)
Maximum Premium                                                    8.7(e)
Merger                                                             Recitals
Merger Sub                                                         Recitals
Other Bid                                                          8.12
Net Assets                                                         4.4(a)
Non-Monetary Claim                                                 10.5(b)
Notice of Disagreement                                             4.4(d)
Parent                                                             Recitals
Parent Benefit Plan                                                8.9(b)
Parent Documents                                                   7.2
Per Share Escrow Contributions                                     4.3(b)
Per Share Indemnity Escrow Contribution                            4.3(a)
Per Share Stockholder Escrow Contribution                          4.3(b)
Proposed Transaction Bonuses                                       4.3(a)
Principal Stockholder                                              Recitals
Relevant Claim                                                     10.5(b)
Revised 2003 Statements                                            8.13
Securities Act                                                     7.5
Software Products                                                  6.11(a)
Stockholder Escrow Agent                                           4.3(b)
Stockholder Escrow Agreement                                       4.3(b)
Stockholder Escrow Deposit                                         4.3(b)
Stockholder Representative                                         11.3
Surviving Corporation                                              2.1
Target Net Assets                                                  4.4(a)
Total Per Share Merger Consideration                               4.1(b)
Transaction Bonuses                                                4.4(a)
Transaction Tax Benefits                                           4.4(a)
Voting Company Debt                                                6.4

                  (c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

                  Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

                  Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

                  Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

                  Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

                  Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Article" or "Section" are to the corresponding Article or Section of this Agreement unless otherwise specified.

                  Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

                  Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                  Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be "reflected on" or "set forth in" a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation and such item and underlying number are specifically set forth on the Disclosure Schedules hereto, (ii) such item is otherwise specifically set forth on the balance sheet or financial statements or (iii) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

                  No Drafting Presumptions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                             ARTICLE II - THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

         2.2 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

         2.3 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

         2.4 Certificate of Incorporation and By-laws.

                  (a) The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, except that Article First of the Certificate of Incorporation of Merger Sub shall be amended to change the name of Merger Sub as directed by Parent.

                  (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         2.5 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.6 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         ARTICLE III - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES; PAYMENT
                        OF AGGREGATE MERGER CONSIDERATION

         3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holder of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or any shares of capital stock of Merger
Sub:

                  (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of the Effective Time.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Capital Stock of Company. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares and those shares cancelled pursuant to Section 3.1(b), shall automatically be converted into the right to receive, upon surrender of the certificate (a "Certificate") representing such share of Company Common Stock, an amount in cash equal to the Total Per Share Merger Consideration, without interest, as provided herein (subject to the Per Share Escrow Contributions with respect to each such share being deposited with the Escrow Agents and being held and distributed in accordance with the terms of the Escrow Agreements). At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate shall cease to have any rights with respect thereto, except the right to receive the Total Per Share Merger Consideration with respect to each share represented by such Certificate in accordance with the terms of this Agreement (subject to the Per Share Escrow Contributions with respect to each such share being deposited with the Escrow Agents and being held and distributed in accordance with the terms of the Escrow Agreements).

                  (d) Dissenting Shares. No Dissenting Share shall be converted into the right to receive any of the Aggregate Merger Consideration unless the applicable holder of such Dissenting Share shall have forfeited its right to appraisal under the DGCL, or properly withdrawn its demand for appraisal, with respect to such Dissenting Share. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. If any holder of Dissenting Shares has forfeited or properly withdrawn its right to appraisal of such Dissenting Shares, then, (i) as of the occurrence of such event, such Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Total Per Share Merger Consideration payable in respect of each such share of Company Common Stock (subject to the Per Share Escrow Contributions with respect to each such share being deposited with the Escrow Agents and being held and distributed in accordance with the terms of the Escrow Agreements) pursuant to, and in accordance with the provisions of, Section 3.2, and (ii) promptly following the occurrence of such event, Parent or the Surviving Corporation shall, or shall cause the Exchange Agent to, deliver to such holder promptly after receipt from such holder of a duly executed letter of transmittal and surrendered Certificates, a payment representing the Closing Merger Consideration to which such holder is entitled pursuant to Section 3.2. The Company (and after the Effective Time, the Surviving Corporation) shall serve prompt notice to Parent (and after the Effective Time, the Stockholder Representative) of any demands received by the Company (or the Surviving Corporation, as the case may be) for appraisal of any shares of Company Common Stock. Prior to the Effective Time, the Company (and after the Effective Time, the Stockholder Representative) shall have the sole right to direct any negotiations and proceedings with respect to such demands, and to settle or otherwise reach an agreement with respect to any such demands, with the applicable holder of Dissenting Shares; provided however that Parent shall have the right to participate in all negotiations and proceedings with respect to such demands, and any settlement or agreement with respect to any such demands shall be subject to the consent of Parent, not to be unreasonably withheld. In the event any such appraisal of Dissenting Shares in accordance with Section 262 of the DGCL assigns a value to any Dissenting Share in excess of the Total Per Share Merger Consideration, or the Company or the Stockholder Representative settles any such demands in excess of the Total Per Share Merger Consideration with respect to any Dissenting Share, such excess amount (the "Appraisal Excess Amount") shall (A) to the extent it is paid to the holder of such Dissenting Share on the Closing Date, form part of Company Transaction Expenses and (B) to the extent it is paid to the holder of such Dissenting Share after the Closing Date, be paid solely from the Indemnity Escrow Deposit.

         3.2 Exchange Fund; Exchange of Certificates; Payment of Merger Consideration.

                  (a) Exchange Agent. As of the Effective Time, Parent shall deposit with Mellon Investor Services LLC or such other bank or trust company of similar size as may be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for exchange in accordance with Articles III and IV, through the Exchange Agent, an amount in cash (the "Exchange Fund") equal to the Aggregate Merger Consideration less (i) the Indemnity Escrow Deposit, and
(ii) the Stockholder Escrow Deposit. As of the Effective Time, Parent shall deposit with the Exchange Agent an amount equal to the Closing Payoff Amount or, if directed by the Company, make payment of the Closing Payoff Amount to the Persons entitled to receive the Closing Payoff Amount. If Parent shall deposit the Closing Payoff Amount with the Exchange

Agent, the Exchange Agent shall deposit with the Surviving Corporation on the Closing Date an amount equal to the Closing Payoff Amount or shall, if directed by the Surviving Corporation, make payments directly to the Persons entitled to receive the Closing Payoff Amount.

                  (b) Exchange Procedures; Right to Receive Merger Consideration. As soon as reasonably practicable after the date hereof, Parent shall cause the Exchange Agent to mail or cause to be delivered to each holder of record of a Certificate, (i) a letter of transmittal (which shall be substantially in the form of Exhibit 3.2(b), together with changes reasonably requested by the Exchange Agent) and (ii) instructions for use in surrendering such Certificate in exchange for the Total Per Share Merger Consideration payable with respect to each share of Company Common Stock represented by such Certificate (subject to the Per Share Escrow Contributions with respect to each such share being deposited with the Escrow Agents and being held and distributed in accordance with the terms of the Escrow Agreements). At or after the Effective Time, upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an amount in cash equal to the Total Per Share Merger Consideration, less the Per Share Escrow Contributions, with respect to each share of Company Common Stock then held by such holder under such Certificate so surrendered (such Total Per Share Merger Consideration, less the Per Share Escrow Contributions, with respect to all shares represented by such Certificate, the "Closing Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or shall accrue on any cash payable hereunder to holders of Company Common Stock (except with respect to the Escrow Deposits in accordance with the terms of the Escrow Agreements). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Closing Merger Consideration with respect to such shares may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Closing Merger Consideration to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Closing Merger Consideration with respect to such Certificate (and the Per Share Escrow Contributions with respect to each share represented by such Certificate subject to, and in accordance with, the terms of this Agreement and the Escrow Agreements).

                  (c) Payment of Merger Consideration. The applicable Closing Merger Consideration shall be paid, without interest, to holders of Company Common Stock promptly following valid tender of Certificates and the appropriately completed letter of transmittal (and on the Closing Date for Certificates accompanying appropriately completed letters of transmittal validly tendered at least two Business Days prior to the

Effective Time) by check or, in the case of a holder who receives at least $25,000 of Closing Merger Consideration, by wire transfer of immediately available funds to an account designated in writing by such holder.

         3.3 No Further Ownership Rights in Company Common Stock. The Aggregate Merger Consideration paid in accordance with the terms of this Article III and
Article IV (including the deposit of the Escrow Deposits pursuant to Section 4.3) shall be deemed to have been paid in full satisfaction of all rights pertaining to all shares of Company Common Stock (and all Vested Options), and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

         3.4 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holder of a Certificate who has not theretofore complied with this Article III shall thereafter look only to Parent for, and Parent shall remain liable for, payment of any such holder's claim for the Closing Merger Consideration with respect to such Certificate, without interest thereon, in accordance with this Article III. If any Certificate shall not have been surrendered immediately prior to such date on which any Closing Merger Consideration with respect thereto would otherwise escheat to or become the property of any Governmental Body, any such Closing Merger Consideration (and the portion of the Escrow Indemnity Deposit equal to the aggregate Per Share Indemnity Escrow Contributions with respect to such Closing Merger Consideration) shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

         3.5 Investment of Exchange Fund. The Exchange Agent shall invest the then balance of any cash included in the Exchange Fund, as directed by Parent, on a daily basis in money market funds or securities issued or guarantied by the United States of America. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Parent.

         3.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (and, if required by Parent, upon the provision of a contractual indemnity against any claims that may be made against Parent or the Surviving Corporation with respect to such Certificate), by the Person claiming to be the holder of such lost, stolen or destroyed Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Closing Merger Consideration to which such holder would be entitled pursuant to Section 3.2(b) of this Agreement.

         3.7 Withholding Rights. The Exchange Agent (and to the extent any portion of the Exchange Fund is distributed to Parent pursuant to Section 3.4, Parent) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or under any provision of any state or foreign Law with respect to Taxes. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Exchange Agent (or Parent, as the case may be).

         3.8 Fractional Shares. Fractional shares of Company Common Stock shall be entitled to the Total Per Share Merger Consideration (subject to the Per Share Escrow Contributions) on the same basis as whole shares of Company Common Stock except that any amounts payable with respect to such fractional shares (including the Total Per Share Merger Consideration and the Per Share Escrow Contributions) shall be the amount otherwise payable with respect to a whole share of Company Common Stock multiplied by the applicable fraction of a share of Company Common Stock represented by such fractional share.

          ARTICLE IV - DETERMINATION OF AGGREGATE MERGER CONSIDERATION; OPTIONS; ESCROW; PURCHASE PRICE ADJUSTMENT

         4.1 Determination of Aggregate Merger Consideration and Total Per Share Merger Consideration.

                  (a) The "Aggregate Merger Consideration" shall be equal to:

                           (i) $340,000,000;

                           (ii) minus Company Indebtedness (net of Company Cash)
(such amount, "Closing Net Indebtedness"); and

                           (iii) minus Company Transaction Expenses.

         The Aggregate Merger Consideration shall be subject to adjustment prior to the Closing as provided in Sections 4.4(a) and (b). The Aggregate Merger Consideration shall be subject to further adjustment following the Closing pursuant to Sections 4.4(c) - (h).

                  (b) The "Total Per Share Merger Consideration" shall be equal to X, where

                   X        =         AMC + AOEA
                                    --------------
                                      CS   +   VO

         and the abbreviations in the equation above have the following meanings:

         AMC: Aggregate Merger Consideration;
         AOEA: Aggregate Option Exercise Amount;

         CS: Number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)); and

         VO: Number of shares of Company Common Stock for which the Vested Options are exercisable.

         4.2 Options.

                  (a) At the Effective Time, upon the terms and subject to the conditions of this Agreement, (i) upon receipt by the Exchange Agent of the Exchange Fund pursuant to Section 3.2(a), Parent shall cause the Exchange Agent to deposit with the Surviving Corporation from the Exchange Fund an amount of funds equal to the Aggregate Option Consideration, (ii) each Vested Option which is then outstanding shall be cancelled, (iii) in consideration of such cancellation, Parent shall cause the Surviving Corporation to pay to the holders of such cancelled Vested Options within two Business Days of the Closing an amount in cash in respect of each Vested Option equal to the product of (A) the number of shares of Company Common Stock for which such Vested Option is exercisable, and (B) the excess of the Total Per Share Merger Consideration (subject to any adjustment thereto pursuant to Sections 4.4(a) and (b)) over the exercise price of such Vested Option (such payment to be net of Taxes required by Law to be withheld with respect thereto), and (iv) any options to purchase shares of Company Common Stock which are not Vested Options shall be cancelled without any right to receive consideration with respect thereto.

                  (b) Except as provided herein or as otherwise agreed to by the parties, the Company shall cause the Company's 1999 Amended and Restated Equity Award Plan to terminate and any options, warrants or rights to purchase shares of Company Common Stock, and securities convertible into or exchangeable for shares of Company Common Stock, to be cancelled as of the Effective Time without any right to acquire any equity securities of Parent, the Surviving Corporation or any Subsidiary of either of them.

         4.3 Escrow Deposits.

                  (a) At the Effective Time, Parent shall deposit in escrow with the Indemnity Escrow Agent $18,000,000 of the Aggregate Merger Consideration (the "Indemnity Escrow Deposit"), which amount shall be held and distributed in accordance with the terms of the Indemnity Escrow Agreement. The Indemnity Escrow Deposit represents the aggregate of all of the Per Share Indemnity Escrow Contributions, where "Per Share Indemnity Escrow Contribution" means an amount equal to the Indemnity Escrow Deposit divided by the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)). An amount equal to the Banker's Percentage of the Per Share Indemnity Escrow Contribution shall represent contingent fees owing to the Bankers if the Indemnity Escrow Deposit is not otherwise subject to claims of Buyer Indemnified Parties under the Indemnity Escrow Agreement and the remaining Per Share Indemnity Escrow Contribution shall represent part of the Total Per Share Merger Consideration distributable to the stockholders of the Company in accordance with the terms of the Indemnity Escrow Agreement; provided, however, that if the management bonus transactions referred to at item
(b)(v) of Schedule 8.2 (the "Proposed Transaction Bonuses") are adopted and approved by the stockholders of the Company, then an amount equal to the Banker's Percentage of the Per Share Indemnity Escrow Contribution shall represent contingent fees owing to the Bankers if the Indemnity Escrow Deposit is not otherwise subject to claims of Buyer Indemnified Parties under the Indemnity Escrow Agreement, 8.5% of the Per Share Indemnity Escrow Contribution shall represent a contingent portion of Proposed Transaction Bonuses if the Indemnity Escrow Deposit is not otherwise subject to claims of Buyer Indemnified Parties under the Indemnity Escrow Agreement and the remainder shall represent part of the Total Per Share Merger Consideration distributable to the stockholders of the Company in accordance with the terms of the Indemnity Escrow Agreement. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, Contingent Expense Amounts included in the Indemnity Per Share Escrow Contribution do not constitute consideration payable to holders of Company Common Stock and such Contingent Expense Amounts shall either be paid to the service providers entitled to them under the Engagement Letters or Proposed Transaction Bonuses, as the case may be, or to Buyer Indemnified Parties pursuant to the Indemnity Escrow Agreement.

                  (b) At the Effective Time, Parent shall deposit in escrow with an escrow agent determined by the Stockholder Representative in its sole discretion (the "Stockholder Escrow Agent" and, together with the Indemnity Escrow Agent, the "Escrow Agents") $3,000,000 of the Aggregate Merger Consideration (the "Stockholder Escrow Deposit" and together with the Indemnity Escrow Deposit, the "Escrow Deposits"), pursuant to the terms of the escrow agreement concerning such escrow to be entered into between the Stockholder Representative and the Stockholder Escrow Agent (the "Stockholder Escrow Agreement" and, together with the Indemnity Escrow Agreement, the "Escrow Agreements"). The Stockholder Escrow Deposit represents the aggregate of all of the Per Share Stockholder Escrow Contributions, where "Per Share Stockholder Escrow Contribution" (and together with Per Share Indemnity Escrow Contribution, the "Per Share Escrow Contributions") means an amount equal to the Stockholder Escrow Deposit divided by the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)). An amount equal to the Banker's Percentage of the Per Share Stockholder Escrow Contribution shall represent contingent fees potentially owing to the Bankers by the Company and the remaining Per Share Stockholder Escrow Contribution shall represent part of the Total Per Share Merger Consideration distributable to the stockholders of the Company in accordance with the terms of the Stockholder Escrow Agreement; provided, however, that if the Proposed Transaction Bonuses are adopted and approved by the stockholders of the Company, then an amount equal to the Banker's Percentage of the Per Share Stockholder Escrow Contribution shall represent contingent fees potentially owing to the Bankers by the Company, 8.5% of the Per Share Stockholder Escrow Contribution shall represent a contingent portion of Proposed Transaction Bonuses and the remainder shall represent part of the Total Per Share Merger Consideration distributable to the stockholders of the Company in accordance with the terms of the Stockholder Escrow Agreement.

         4.4 Purchase Price Adjustment.

                  (a) The parties agree that the determination of the amount of Aggregate Merger Consideration was based on Net Assets as of June 30, 2004 in the amount of $92,226,000 ("Target Net Assets") which excludes from such calculation the net assets of McCurdy Radio Industries Limited in the amount of $124,000, as of June 30, 2004. A calculation of such Net Assets is set forth on
Exhibit 4.4(1). No less than three Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent for Parent's review an estimated balance sheet including the Company's good faith estimate of (i) Closing Net Indebtedness, (ii) Company Transaction Expenses, and (iii) Net Assets as of the close of business on the Closing Date ("Estimated Net Assets").

                  "Net Assets" means the aggregate book value of assets of the Company and its Subsidiaries (excluding Cash), less the aggregate book value of liabilities of the Company (excluding Closing Net Indebtedness and Company Transaction Expenses), subject to the following: Net Assets as of the close of business on the Closing Date (including Estimated Net Assets and Closing Net Assets) shall be calculated in the same way, using the same accounting principles, practices, methodologies and policies, as the line items comprising assets and liabilities included in Target Net Assets and set forth on Exhibit 4.4(l) and which are in all material respects consistent with GAAP and all accounting principles, practices, methodologies and policies used in the preparation of the Draft 2003 Statements; provided that:

                  (A) Net Assets as of the close of business on the Closing Date (including the calculation of Estimated Net Assets and Closing Net Assets) shall include the Transaction Tax Benefits notwithstanding that such amounts were not included in Target Net Assets,

                  (B) in no case shall Net Assets (including Estimated Net Assets and Closing Net Assets) include any deferred tax asset in respect of net operating loss carryforwards, tax credits or similar attributes other than the Transaction Tax Benefits, and

                  (C) Net Assets as of the close of business on the Closing Date (including Estimated Net Assets and Closing Net Assets) shall be calculated such that the line item in Target Net Assets on Exhibit 4.4(1) with respect to "Capitalized software cost, net" remains unchanged from the amount stated in Target Net Assets.

                  "Transaction Tax Benefits" means certain Tax benefits arising out of payments made or accrued by the Company or its Subsidiaries on or prior to the Closing Date, calculated in the manner set forth in Exhibit 4.4(2), consisting exclusively of (A) payments made or owing to the holders of Vested Options pursuant to Section 4.2 hereof, (B) bonus payments made or owing to employees in connection with the transactions contemplated hereby, to the extent there are any such bonus payments (the "Transaction Bonuses"), and (C) other costs and expenses incurred in connection with the transactions contemplated hereby which are deductible by the Company as expenses for Federal Tax purposes (each a "Transaction-Related Tax Deduction" and collectively the "Transaction-Related Tax Deductions"). The Contingent Expense Amounts shall be included in Transaction Tax Benefits as if they were fully accrued and paid at Closing. Any dispute as to the deductibility of any Transaction-Related Tax Deduction to be included in the calculation of Transaction Tax Benefits shall be referred to and resolved by the Accounting Referee in connection with the determination of Final Net Assets.

                  (b) If Estimated Net Assets is less than Target Net Assets, then the Aggregate Merger Consideration payable at the Closing will be decreased on a dollar-for-dollar basis by the amount of such deficiency. If Estimated Net Assets is greater than Target Net Assets, then the Aggregate Merger Consideration payable at the Closing will be increased on a dollar-for-dollar basis by the amount of such excess.

                  (c) As promptly as practicable, but no later than 60 days after the Closing Date, Parent shall cause the Surviving Corporation to prepare and deliver to the Stockholder Representative the Closing Statement and a certificate based on such Closing Statement setting forth the Surviving Corporation's calculation of Closing Net Assets. The closing statement (the "Closing Statement") shall present the Net Assets as of the close of business on the Closing Date ("Closing Net Assets"). Closing Net Assets shall be determined using the same accounting principles, practices, methodologies and policies, as the line items comprising assets and liabilities included in Target Net Assets and set forth on Exhibit 4.4(l) (except as provided in the definition of "Net Assets"). The adjustment to the Aggregate Merger Consideration contemplated by
Section 4.4(g) is intended to show the change in Net Assets from June 30, 2004 to the Closing Date, and the parties agree that such change can only be measured if the calculation is done in the same way, using the same methods, for both dates, subject to the acknowledgement of the parties that the calculation of Target Net Assets attached as Exhibit 4.4(l) did not include provision for the Transaction Tax Benefits.

                  (d) Upon the Stockholder Representative's review of the Closing Statement, if the Stockholder Representative disagrees with the Surviving Corporation's calculation of Closing Net Assets delivered pursuant to
Section 4.4(c), the Stockholder Representative may, within 15 days after delivery of the Closing Statement, deliver a notice to Parent disagreeing with such calculation and setting forth the Stockholder Representative's calculation of such amount (a "Notice of Disagreement"). Any such Notice of Disagreement shall specify those items or amounts as to which the Stockholder Representative disagrees.

                  (e) If a Notice of Disagreement shall be duly delivered pursuant to Section 4.4(d), the Stockholder Representative and Parent shall, during the 15 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Net Assets. If during such period, the Stockholder Representative and Parent are unable to reach such agreement, they shall promptly thereafter cause PriceWaterhouseCoopers LLP or another nationally-recognized accounting firm mutually acceptable to Parent and the Stockholder Representative (the "Accounting Referee") to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Net Assets (it being understood that in making such calculation, the Accounting Referee shall be functioning as an expert and not as an arbitrator). In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Statement and the

Surviving Corporation's calculation of Closing Net Assets as to which Stockholder Representative has disagreed. The Accounting Referee shall deliver to the Stockholder Representative and Parent, as promptly as practicable (but in any case no later than 30 days from the date of engagement of the Accounting Referee), a report setting forth its reasoned written decision; provided however, that the Accounting Referee's determination as to any item or amount disputed by the Stockholder Representative shall not be more beneficial to Parent than the determination of that item or amount by Parent in the Closing Statement nor more beneficial to the Stockholder Representative than the determination of that item or amount in the Notice of Disagreement. Such report shall be final and binding upon the Stockholder Representative and Parent. The cost of such review and report shall be borne equally by the Company's stockholders, on the one hand, and Parent, on the other hand. The portions of the costs to be borne by the Company's stockholders shall be paid out of the Indemnity Escrow Deposit.

                  (f) Parent and the Surviving Corporation shall, and shall cause their Subsidiaries and respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Net Assets and in the conduct of the review by each of the Stockholder Representative and, if necessary, the Accounting Referee referred to in Sections 4.4(d) and (e), respectively, including the making available to the extent necessary or reasonably requested to verify the amounts set forth in the Closing Statement of books, records, work papers and personnel.

                  (g) If Final Net Assets is less than Estimated Net Assets by over $250,000, then the Aggregate Merger Consideration shall be decreased on a dollar-for-dollar basis by the full amount of such deficiency, and the Company's stockholders shall pay Parent such amount in accordance with Section 4.4(h). If Final Net Assets is greater than Estimated Net Assets by more than $250,000, then the Aggregate Merger Consideration shall be increased on a dollar-for-dollar basis by the full amount of such excess and Parent shall pay the Company's stockholders such amount in accordance with Section 4.4(h). In the event that Final Net Assets differs from Estimated Net Assets by less than $250,000, there shall not be any adjustment to the Aggregate Merger Consideration. "Final Net Assets" means Closing Net Assets (i) as shown in the Surviving Corporation's calculation delivered pursuant to Section 4.4(c) if no Notice of Disagreement with respect thereto is duly delivered pursuant to
Section 4.4(d); or (ii) if such a Notice of Disagreement is delivered, (A) as agreed by the Stockholder Representative and Parent pursuant to Section 4.4(e) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 4.4(e).

                  (h) Any payment required to be made pursuant to Section 4.4(g) shall be made at a mutually convenient time and place within five Business Days after Final Net Assets has been determined by wire transfer by Parent or the stockholders of the Company, as the case may be, of immediately available funds to the account of such other party as may be designated in writing by such other party. In the event that payments are to be made to the Parent by the stockholders of the Company pursuant to Section 4.4(g), the Parent may demand payment therefor from each of the stockholders of the Company and, if any such stockholder shall not have made such payment within sixty

(60) days of the Parent's demand therefor, Parent may at its sole option seek payment pursuant to Section 3.2(b) of the Indemnity Escrow Agreement. In the event that payments are to be made to the Company's stockholders by Parent pursuant to Section 4.4(g), such payments are to be made to the Exchange Agent for distribution to the Company's stockholders.

                  (i) The excess of (i) any portion of amounts payable under the Proposed Transaction Bonuses that is included in Company Transaction Expenses but not paid to the designated employee over (ii) the amount by which inclusion of such unpaid amount increased the Transaction Tax Benefits that were included in Final Net Assets pursuant to this Section 4.4 shall be paid to the Exchange Agent for distribution to the Company's stockholders and the remaining amount of unpaid Proposed Transaction Bonuses shall be paid to Parent. Parent and the Stockholder Representative shall request under the applicable escrow agreement relating to the Proposed Transaction Bonuses that such amounts be so distributed.

                  (j) If a Contingent Expense Amount included in the calculation of Transaction Tax Benefits is not paid to the relevant service provider because funds are released from the Indemnity Escrow Account in satisfaction of a claim made by Parent under the Indemnity Escrow Agreement, the funds released from the Indemnity Escrow Account to Parent with respect to such claim shall be increased by the amount by which the inclusion of such unpaid Contingent Expense Amount increased the Transaction Tax Benefits that were included in Final Net Assets pursuant to this Section 4.4.

                       ARTICLE V - CLOSING AND TERMINATION

         5.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 9.1 and 9.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, NY 10153 (or at such other place as Parent and the Company may designate in writing) at 10:00 a.m. (Eastern time) on a date to be specified by Parent and the Company, which date shall be no later than the fourth Business Day after the satisfaction or waiver of each condition to the Closing set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by Parent and the Company. The date on which the Closing shall occur is referred to in this Agreement as the "Closing Date".

         5.2 Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time as follows:

                  (a) at the election of the Company or Parent on or after December 31, 2004, if the Effective Time shall not have then occurred by the close of business on such date, provided that neither Company nor Parent shall be entitled to terminate this Agreement on or after December 31, 2004 if the principal reason the Merger shall not have been consummated by such time is the willful, material breach by such party of its obligations under this Agreement, and provided further that such date shall be automatically extended for 60 days if only the conditions to Closing set forth in Sections 9.1(d) and 9.2(d) remain unsatisfied or unwaived at December 31, 2004; or

                  (b) by mutual written consent of the Company and Parent; or

                  (c) by the Company or Parent if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); or

                  (d) by Parent if any of the conditions set forth in Sections 9.1(a) or 9.1(b) is incapable of fulfillment, or if the breach giving rise to the failure of any such conditions to be satisfied is capable of being cured, such breach shall not have been cured within ten days following receipt by the Company of notice of such breach from Parent, provided that Parent is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

                  (e) by the Company if any of the conditions set forth in Sections 9.2(a) or 9.2(b) is incapable of fulfillment, or if the breach giving rise to the failure of any such conditions to be satisfied is capable of being cured, such breach shall not have been cured within ten days following receipt by Parent of notice of such breach from the Company, provided that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         5.3 Procedure Upon Termination. In the event of termination of this Agreement by Parent or the Company, or both, pursuant to Section 5.2 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, and the Merger contemplated hereby shall be abandoned, without further action by Parent or the Company.

         5.4 Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 5.2, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Parent or the Company; provided, that no such termination shall relieve any party hereto from liability for any willful breach of this Agreement and, provided, further, that the obligations of the parties set forth in Article XI hereof shall survive any such termination and shall be enforceable hereunder and no termination shall impair the right of any party to compel specific performance by any other party of its obligations under Article XI (excluding
Section 11.12) of this Agreement.

           ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as disclosed in the disclosure schedules (the "Disclosure Schedules") delivered to Parent and Merger Sub in connection with this Agreement, with specific reference to the relevant sections or subsections of the representations and warranties or covenants in this Agreement or disclosure in such a way to make relevance to the information called for by the representations and warranties or covenants readily apparent, the Company hereby represents and warrants to Parent and Merger Sub that:

         6.1 Organization and Good Standing. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority, to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, lease or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. The Company has made available to Parent a complete and correct copy of the certificate of incorporation and bylaws or other similar organizational documents of the Company and each of its Subsidiaries, in each case, as amended to date. Each of the Company's and its Subsidiaries' certificate of incorporation and bylaws or other similar organizational documents, as applicable, as so made available are in full force and effect. Except for the Company's interests in its Subsidiaries and any such Subsidiary's interest in any other Subsidiary of the Company, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest, or other equity interest in any Person. Schedule 6.1 lists all Subsidiaries of the Company and all names (registered or otherwise) under which the Company or any of its Subsidiaries does business, the name and titles of all directors and officers of the Company and its Subsidiaries and the jurisdiction of incorporation of the Company and its Subsidiaries, and the jurisdictions in which the Company and its Subsidiaries are qualified to do business.

         6.2 Authorization of Agreement. The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company, except for approval by the shareholders of the Company of this Agreement and the transactions contemplated thereby, which approval shall have been obtained prior to the Effective Time. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Company Document when so executed and delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         6.3 Conflicts; Consents of Third Parties.

                  (a) None of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of acceleration, termination or cancellation of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Company or any of its Subsidiaries; (ii) any Contract or Permit to which the Company or any of its Subsidiaries is a party or by which any of the properties or assets of the Company or any of its Subsidiaries are bound; (iii) any Order applicable to the Company or any of its Subsidiaries or by which any of the properties or assets of the Company or any of its Subsidiaries are bound; or (iv) any applicable Law, other than, in the case of clauses (ii), (iii) and (iv), such items, that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person (under any Contract or otherwise) or Governmental Body is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company or any of its Subsidiaries with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with the applicable requirements of the HSR Act and the rules and regulations promulgated thereunder and any other applicable Antitrust Laws,
(ii) approval by the shareholders of the Company of the Merger in accordance with the DGCL and (iii) such consents, waivers, approvals, Orders, Permits, authorizations, declarations or filings, the absence of which, or the failure to make which, individually or in the aggregate, would not have a Material Adverse Effect.

         6.4 Capitalization.

                  The authorized capital stock of the Company consists of 1,500,000 shares of Company Common Stock. As of the date hereof, there are 923,577 shares of Company Common Stock issued and outstanding and no shares of Company Common Stock are held by the Company as treasury stock. Except as set forth above and set forth in Schedule 6.4(a), there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in
Schedule 6.4(b), not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of the Company or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of the Company that have the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above and in Schedule 6.4(c), as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, right, security, unit, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Common Stock. As of the date of this Agreement, except as set forth in Schedule 6.4(d), there are not any outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Schedule 6.4(e) sets forth a true and correct list of all (i) holders of record of any Company Common Stock and the number of shares held and (ii) outstanding options including holder, exercise price, expiration date and vesting date.

         6.5 Subsidiaries. Schedule 6.5 sets forth with respect to each Subsidiary of the Company, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by Company or any of its Subsidiaries are owned by it free and clear of any and all Liens. No shares of capital stock are held by any Subsidiary of the Company as treasury stock. There is no existing option, warrant, right or Contract to which any Subsidiary of the Company is a party requiring, and there are no convertible securities of any Subsidiary of the Company outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary of the Company or other securities convertible into shares of capital stock or other equity interests of any Subsidiary of the Company.

         6.6 Financial Statements. Schedule 6.6 sets forth (x) the draft audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2003 and the related draft audited consolidated statements of income, stockholders' equity and cash flow for the year ended December 31, 2003 (the "Draft 2003 Statements"), (y) the audited consolidated balance sheet of the Company and its Subsidiaries as at

December 31, 2002 and the related audited consolidated statements of income, stockholders' equity and cash flow for the year ended December 31, 2002, and (z) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2004 and the related unaudited consolidated statements of income, stockholders' equity and cash flow for the six months then ended. The financial statements referred to in this Section 6.6, including the notes thereto, as well as the Revised 2003 Statements (when delivered to Parent pursuant to Section 8.13) (the "Financial Statements") fairly present, in all material respects, the financial position, the results of operations, retained earnings, changes in financial position and cash flow, as applicable, of the Company and its Subsidiaries as of the dates thereof and for the periods then ended, subject to normal year-end adjustments in the Ordinary Course of Business in the case of any unaudited interim financial statements (including, capitalization of software development costs). The Financial Statements have been prepared, in each case, in accordance with GAAP consistently applied during the periods involved, and in each case were compiled from the books and records regularly maintained by the management of the Company used to prepare financial statements of the Company in accordance with the principles stated therein. The books and records of the Company and its Subsidiaries fully reflect, in all material respects, the income, expenses, assets and liabilities of the Company and its Subsidiaries and provide a fair and accurate basis for the preparation of the Financial Statements.

                  For the purposes hereof, the draft audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2003 is referred to as the "Balance Sheet"; provided, however, that following delivery of the revised draft consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2003 pursuant to Section 8.13, references to "Balance Sheet" shall be references to such revised draft December 31, 2003 balance sheet. December 31, 2003 is referred to as the "Balance Sheet Date".

         6.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities of any kind that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, other than (i) Liabilities set forth on Schedule 6.7, (ii) Liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date, (iii) Liabilities incurred in connection with the transactions contemplated hereby and set forth on Schedule 6.7, and (iv) Liabilities that would not, individually or in the aggregate, exceed $1,000,000.

         6.8 Absence of Certain Developments. Except as contemplated by this Agreement and except as set forth in Schedule 6.8, since the Balance Sheet Date
(i) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and (ii) there has not been:

                  (a) any Material Adverse Effect;

                  (b) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or its Subsidiaries, whether or not covered by insurance;

                  (c) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company or its Subsidiaries or any direct or indirect redemption, repurchase or other acquisition of any of its capital stock or any reclassification or change in any terms or provisions of its capital stock or capital stock of its Subsidiaries, except for repurchases of shares of Company Common Stock from former employees in an aggregate amount of less than $100,000;

                  (d) any payment (except for business payables incurred and paid in the Ordinary Course of Business), loan or advance by the Company or any of its Subsidiaries of any amount to or in respect of, or any sale, transfer or lease of any property or assets (real, personal or mixed, tangible or intangible) to, or entry into, amendment or waiver of any rights under any transactions, agreements or arrangements with or for the benefit of, any Affiliates, associates or family members of the Company's officers or directors or any of its Subsidiaries' officers or directors or any Affiliates, associates or family members thereof;

                  (e) any termination (other than upon expiration in accordance with its terms) or material adverse amendment, whether by the Company, any of its Subsidiaries or any other Person, of any Contract pursuant to which the Company or any of its Subsidiaries would receive from any Person or pay to any such Person more than $500,000 in any calendar year or any termination or any lapse of any material Company IP;

                  (f) any amendment to the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries;

                  (g) other than in the Ordinary Course of Business (i) any material increase in the annual level of compensation of any employee, director or executive officer of the Company or any of its Subsidiaries, (ii) any material increase in, or agreement to increase, the salary, wage, bonus or other compensation payable by the Company or any of its Subsidiaries to any of their respective employees, directors or executive officers, (iii) any grant of any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or executive officer, (iv) any material increase in the coverage or benefits available under any (or the creation of any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the employees, directors or executive officers of the Company or any of its Subsidiaries or otherwise any modification or amendment or termination of any such plan or arrangement (v) any entering into of any employment, deferred compensation, severance, consulting, retention, change of control, non-competition or similar agreement (or amendment of any such agreement) to which the Company or any of its Subsidiaries is a party or involving an employee, director or executive officer of the Company or any of its Subsidiaries, except, in each case, as required by applicable Law from time to time in effect or by the terms of any Company Benefit Plans or Foreign Employee Benefit Plan or any employee benefit plan subject to Title IV of ERISA, or (vi) any termination, establishment, adoption, entrance into, new grants or awards, amendment or other modification, to, under or of, or any agreement to terminate, establish, adopt, enter into, make new grants or awards under, amend or otherwise modify, any Company Benefit Plans or Foreign Employee Benefit Plan except any such termination, establishment, adoption, entrance into, grant or award, amendment or modification which was not material;

                  (h) any acquisition in any manner of any material properties, assets or business, or any sale, assignment, license, transfer, conveyance, lease or other disposition of any of the material properties or assets of the Company and its Subsidiaries (except pursuant to an existing Contract for fair consideration in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets);

                  (i) other than in the Ordinary Course of Business, any cancellation or compromise of any material debt or claim or waiver or release of any material right of the Company or any of its Subsidiaries;

                  (j) any entering into of or agreement to enter into any merger or consolidation with any Person, or acquisition of the securities or a substantial portion of the assets of any other Person;

                  (k) any entering into or modification of any Contract with any Principal Stockholder or an Affiliate thereof (excluding (i) any Contract between the Company and any Subsidiary of the Company and (ii) any Contract between any portfolio company of any of the Principal Stockholders entered into (or modified) with the Company or any of its Subsidiaries on an arms-length basis in the Ordinary Course of Business);

                  (l) any (i) making or rescission of any election relating to Taxes, settlement or compromise of any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to Taxes, or except as required by applicable Law or GAAP, making of any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting purposes from those employed in the preparation of its most recent Tax Return, or (ii) any change or any proposed change by the Company or any of its Subsidiaries in accounting or Tax principles, practices or methods (including reserves) except as required by a change in GAAP; or

                  (m) any incurrence or assumption of any Indebtedness for borrowed money or guarantee of any such Indebtedness, other than in the Ordinary Course of Business.

         6.9 Taxes.

                  (a) Each of the Company and its Subsidiaries (i) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it (other than those Tax Returns for which the failure to file would not, individually or the aggregate, have a Material Adverse Effect) and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are required to be paid by or with respect to it and all Taxes that it is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and adequately reserved on the Financial Statements in accordance with GAAP or otherwise set forth on Schedule 6.9; and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. As of the date hereof, there are no pending or, to the Knowledge of the Company, threatened, audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the Knowledge of the Company, any claims concerning the Tax Liability of the Company or any of its Subsidiaries that, individually or in the aggregate, have a Material Adverse Effect except with respect to matters adequately reserved on the Financial Statements in accordance with GAAP or otherwise set forth on Schedule 6.9. The Company has made adequate provisions in the Financial Statements for all Taxes that have accrued since December 31, 2003, but are not yet due. No taxation authority has operated or agreed to operate any special Tax arrangement (being a Tax arrangement which is not based on relevant legislation, published practice or conversion) in relation to the affairs of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has taken any action in respect of which any consent or clearance from any taxation authority was required, except where such consent or clearance was validly obtained and where any conditions relating thereto were met. Neither the Company nor any Subsidiary of the Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction intended to be governed in whole or in part by Section 355 of the Code.

                  (b) Each Transaction-Related Tax Deduction, to the extent included in the calculation of Transaction Tax Benefits used in Final Net Assets, will be deductible by the Company, the Surviving Corporation, the Parent, or their Affiliates or their successors for federal income Tax purposes. Without limiting the generality of the foregoing, no Transaction-Related Tax Deduction, to the extent included in the calculation of Final Net Assets, will be disallowed under Section 280G of the Code because it is an "excess parachute payment" as defined therein.

                  (c) This Section 6.9 and (as they relate to Taxes) Section 6.6, Section 6.8(l), Section 6.10, Section 6.13 and Section 6.20 represent the sole and exclusive representations and warranties of the Company regarding Tax matters.

         6.10 Real and Personal Property. (a) Neither the Company nor any of its Subsidiaries has, since January 1, 2000, owned, nor will own as of the Closing Date, any real property or any option to acquire any real property. All leases of real property as to which the Company or any of its Subsidiaries is the lessee or sublessee (the "Leased Real Property") and all leases of personal property involving payments in excess of $200,000 per annum to any Person as to which the Company or any of its Subsidiaries is the lessee or sublessee, are listed in Schedule 6.10(a). All such leases are in full force and effect, are enforceable by the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, the other parties thereto and have not been materially modified or amended. There exists no material default by the Company or such Subsidiary, as the case may be, under any of such leases or, to the Knowledge of the Company, by any other party thereto, nor any event which, with the giving of notice or the passage of time or both, would constitute a material event of default by the Company or such Subsidiary, as the case may be, or, to the Knowledge of the Company, any other party thereunder.

                  (b) The Company and its Subsidiaries have good and valid title to all the assets reflected on the Balance Sheet or thereafter acquired, other than those set forth in Schedule 6.10(b) or otherwise disposed of since the date of the Balance Sheet in the Ordinary Course of Business, in each case free and clear of all Liens, except (i) such Liens as are set forth in Schedule 6.10(b) and (ii) Permitted Exceptions.

         6.11 Intellectual Property.

                  (a) Schedule 6.11(a) sets forth, with, if not registered, the application number and application date or, if registered, then the registration/issue number and registration/issue date, title or mark, country or other jurisdiction and owner(s), as applicable, a complete and correct list of all the following Company IP:

                  (i) all computer programs and databases written, created, developed or purchased by the Company or any of its Subsidiaries that are material to the business or operations of the Company or its Subsidiaries as currently conducted or are currently licensed, or are currently under development by the Company or any of its Subsidiaries and contemplated to be licensed, to any other Person for revenue (collectively, the "Software Products"), all of which are listed in Schedule 6.11(a)(i);

                  (ii) all registered Copyrights, including those applicable to the computer programs and databases and their associated system and user documentation described in subparagraph (i) above, all of which are listed in
Schedule 6.11(a)(ii);

                  (iii) all unexpired Patents, including those applicable to the computer programs and databases described in subparagraph (i) above, all of which are listed in Schedule 6.11(a)(iii); and

                  (iv) all registered Trademarks, and the applications to register any of them in federal, state, or foreign jurisdictions, all of which are listed in Schedule 6.11(a)(iv).

                  Any and all renewal and maintenance fees, annuities or other relevant governmental fees due on or before Closing in respect of the foregoing Company IP listed in Schedules 6.11(a)(ii), 6.11(a)(iii) and 6.11(a)(iv) have been paid.

                  (b) Schedule 6.11(b)(i), together with Schedule 6.11(b)(ii), sets forth a list of all material Contracts to which the Company or any of its Subsidiaries is a party and under which the Company or any of its Subsidiaries is granted rights under any Intellectual Property of any third party other than commercially available off-the-shelf software. The termination of any Contract set forth or required to be set forth in Schedule 6.11(b)(i) will not result in the Company or any of its Subsidiaries being in breach of any material Contract to which the Company or any of its Subsidiaries is a party that was entered into prior to such termination and that relates to the sale or licensing of Software Products. None of the Company or any of its Subsidiaries is in violation of or has lost, nor as a result of the execution, delivery and performance of this Agreement or any Contract related to the performance of its respective obligations under this Agreement will be in violation of or will lose, any rights pursuant to any Contract set forth or required to be set forth on Schedule 6.11(b)(i). Except as set forth on Schedule 6.11(b)(ii), no Person is entitled to any royalty, fee or other payment with respect to any Contract set forth or required to be set forth on Schedule 6.11(b)(i) or any Company IP.

                  (c) Schedule 6.11(c) sets forth a list of all Contracts under which the Company or any of its Subsidiaries has granted rights to third parties under any Company IP, except Contracts for the non-exclusive licenses of Object Code to end users of the Software Products entered into in the Ordinary Course of Business. Except as set forth on Schedule 6.11(c), all rights granted by the Company or any of its Subsidiaries with respect to Company IP have been and are non-exclusive. True, correct and complete copies of all such Contracts have been made available to Parent.

                  (d) Except as set forth on Schedule 6.11(d), no claims with respect to any Company IP have been asserted or, to the Knowledge of the Company, are threatened by any Person, nor to the Knowledge of the Company are there any valid grounds for any bona fide claim against the use by the Company or any of its Subsidiaries of any Company IP. All Copyright registrations listed on Schedule 6.11(a)(ii), all granted and issued Patents listed on Schedule 6.11(a)(iii) and all Trademarks and all applications to register the same listed on Schedule 6.11(a)(iv), are valid, enforceable and subsisting. Except as set forth on Schedule 6.11(d) and except as would constitute lost license fees to the Company or any of its Subsidiaries in an amount equal to or less than $20,000 under any Contract between the Company or any of its Subsidiaries and a customer for any Software Product, to the Knowledge of the Company, there has not been since October 1, 2001 and there is not any current unauthorized use, infringement or misappropriation of any of the Company IP by any Person of any of the Company IP that is used or embodied in any Software Product that the Company or any of its Subsidiaries is currently actively promoting. To the Knowledge of the Company, the operation of the Company's and its Subsidiaries' respective businesses, as currently conducted by them, including the manufacture, sale, importation, possession, use, disclosure, copying, licensing or distribution of any Software Products or Company IP, does not infringe, misappropriate, violate or otherwise conflict with any Patent or Trademark right of any other Person. The operation of the Company's and its Subsidiaries' respective businesses, as currently conducted by them, including the manufacture, use, sale, importation, possession, disclosure, copying, licensing or distribution of any Software Products or Company IP, does not infringe, misappropriate, violate or otherwise conflict with any Copyright or Trade Secret right of any other Person. The Company and its Subsidiaries each currently own or are licensed pursuant to a Contract set forth on Schedule 6.11(b)(i), and will continue to so own or be licensed immediately after Closing, all Intellectual Property reasonably necessary to conduct the respective businesses of the Company and its Subsidiaries as currently conducted.

                  (e) None of the Company IP is subject to any Order, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to an Order in respect of any Intellectual Property of any other Person. None of the Company or any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any third party Intellectual Property rights, except in the Ordinary Course of Business. None of the Company or any of its Subsidiaries has entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to any of the Company IP.

                  (f) Each of the Software Products set forth or required to be set forth on Schedule 6.11(a) generally conforms to the user documentation for such Software Product. The Company and its Subsidiaries own and have possession of the relevant documentation and own (or have the right to use) and have possession of software tools (including all Source Code, compilers, system documentation, statements of principles of operation and schematics, as applicable) for each of such Software Products as may be reasonably necessary and sufficient for the continued support, further development and maintenance of the latest version of each such Software Product that the Company or its Subsidiaries is currently actively promoting and, to the extent that the Company currently has an ongoing obligation to provide support, further development and/or maintenance for the latest version or a prior version of such Software Product, each such latest version or prior version of such Software Product. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach of any express warranty with respect to such Software Products.

                  (g) Except as set forth on Schedule 6.11(g), (i) none of the Source Code for the Software Products has been disclosed, delivered or made available to any Person not an employee of the Company or a Subsidiary of the Company, and (ii) neither the Company nor any Subsidiary of the Company has agreed to provide any such Source Code to any Person. The Company and its Subsidiaries have entered into Contracts having obligations of confidentiality, non-disclosure and non-use with any Person who has access to, or any Person to whom the Company or any of its Subsidiaries has an obligation to provide access to, any Source Code of the Company or a Subsidiary of the Company, and, to the Knowledge of the Company, no Person is in breach of any such Contract.

                  (h) No government funding, facilities of any university, college or other educational institution or non-profit organization was used in the development of the Software Products or Company IP, and, except as set forth on Schedule 6.11(h), no government, educational institution or other non-profit organization has any claim or right in the Software Products or Company IP. No Person who was involved in the development or creation of the Software Products or Company IP has performed services for any government, educational institution or other non-profit organization during a time period when such Person was also involved with the creation or development of the Software Products or Company IP.

         6.12 Material Contracts.

                  (a) Schedule 6.12 sets forth all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound (each a "Material Contract" and, collectively, the "Material Contracts"):

                           (i) relating to Indebtedness, or the guaranty of any
liability or obligation of any Person other than a Subsidiary of the Company;

                           (ii) relating to commitments by the Company or any of
its Subsidiaries to make payments in excess of $500,000 per annum, or $1,000,000 over the life of such Contract, for Contracts between the Company or any of its Subsidiaries and any Person;

                           (iii) relating to the employment or compensation of
any former or current director or officer of the Company or any of its Subsidiaries; provided that, with respect to former directors or officers, only those Contracts which have continuing obligations of the Company or any of its Subsidiaries as of the date hereof are required to be set forth on Schedule 6.12;

                           (iv) relating to the sale or other disposition of any
material assets, properties or rights since December 31, 2003, other than with respect to obsolete equipment no longer used by the Company or its Subsidiaries;

                           (v) relating to the lease or similar arrangement of
any machinery, equipment, motor vehicles, furniture, fixture or similar property relating to commitments in excess of $500,000 per annum, or $1,000,000 over the life of such lease or similar arrangement, to any Person;

                           (vi) to which any Governmental Body is a party in
excess of $500,000 per annum or $1,000,000 over the life of such Contract;

                           (vii) that contains non-competition provisions that
restrict the operation of the Company or any of its Subsidiaries anywhere in the world;

                           (viii) pursuant to which the Company or any of its
Subsidiaries is or may be obligated to make payments to any Person, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets or stock of other Persons;

                           (ix) providing for indemnification of any Person with
respect to Liabilities arising out of the purchase or sale by the Company or any of its Subsidiaries of any business;

                           (x) a power of attorney (other than a power of
attorney given in the Ordinary Course of Business with respect to routine Tax matters);

                           (xi) relating to currency exchange, interest rate
exchange, commodity exchange or similar transactions;

                           (xii) relating to any joint venture, partnership or
similar arrangement;

                           (xiii) providing for the services of any dealer,
distributor, sales representative, franchisee or similar representative requiring payment or receipt over the life of such Contract in excess of $200,000 by the Company or any of its Subsidiaries; and

                           (xiv) that are or are required to be set forth on
Schedule 6.11(b)(i), 6.11(b)(ii) and 6.11(c);

                  provided, however, that "life of the Contract" when used in this Section 6.12(a) means the stated term of such Contract contained in such Contract without regard to any automatic renewal of such Contract.

                  (b) Except as set forth in Schedule 6.12(b), all Material Contracts are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary of the Company in accordance with their terms, except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Schedule 6.12(b), the Company or the applicable Subsidiary of the Company has performed all material obligations required to be performed by it to date under the Material Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Knowledge of the Company, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, except for such noncompliance, breaches and defaults that, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, except as disclosed in Schedule 6.12(b), received any notice of the intention of any Person to terminate any Material Contract. Complete and correct copies of all Material Contracts, together with all modifications and amendments thereto substantially changing the business terms of such Contracts, have been made available to Parent.

         6.13 Employee Benefits Plans.

                  (a) Schedule 6.13(a) lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other material employee plan or agreement maintained, contributed or required to be contributed by the Company or its Subsidiaries, excluding any Foreign Employee Benefit Plan (each, a "Company Benefit Plan"). The Company and its Subsidiaries have no material liability with respect to any plan or agreement of the type described in the preceding sentence other than the Company Benefit Plans. The Company has made available to Parent correct and complete copies of (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. The Company Benefit Plans are all in compliance with the applicable provisions of ERISA, the Code, all other applicable Laws, and the terms of such plans, except for any noncompliance that would not result in material liability with respect to the Company Benefit Plans and that would not, individually or in the aggregate, have a Material Adverse Effect. There have been no prohibited transactions or breaches of any duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on the Company or its Subsidiaries, except for any liability that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Schedule 6.13(b) lists each Foreign Employee Benefit Plan. There are no material liabilities or obligations of any nature with respect to any Foreign Employee Benefit Plan that were not shown or provided for on the balance sheet (including the notes thereto) of the Company and its Subsidiaries, included in the Financial Statements. The Company has made available to the Parent with respect to each Foreign Employee Benefit Plan (i) all plan documents and amendments, trust agreements and insurance and annuity contracts and policies and other funding arrangements and (ii) the most recently filed governmental reports, if any. A "Foreign Employee Benefit Plan" is "employee benefit plan" (as defined in Section 3(3) of ERISA) and any other material employee plan or agreement maintained, contributed or required to be contributed by the Company or its Subsidiaries primarily for the benefit of any current or former employee or director of the Company or any of its Subsidiaries substantially all of whom reside outside of the United States, and the beneficiaries and dependents of any such employees or directors, regardless of whether it is mandated under local Law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or noncontributory; provided, however, that governmental plans or programs requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee or director shall not be considered a "Foreign Employee Benefit Plan." Each Foreign Employee Benefit Plan complies with all applicable Laws (including applicable Laws regarding the form, funding and operation of the Foreign Employee Benefit Plan) and the respective requirements of the governing documents for such Foreign Employee Benefit Plan except for any noncompliance that would not, individually or in the aggregate, result in material liability with respect to the Foreign Employee Benefit Plans and that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) To the Knowledge of the Company, (i) all Company Benefit Plans that are "employee pension plans" (as defined in Section 3(3) of ERISA) that are intended to be tax qualified under Section 401(a) of the Code (each, a "Company Pension Plan") are so qualified and (ii) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan. The Company has made available to Parent a correct and complete copy of the most recent determination letter received with respect to each Company Pension Plan, as well as a correct and complete copy of each pending application for a determination letter, if any.

                  (d) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans and the Foreign Employee Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans and the Foreign Employee Benefit Plans have been timely made or have been reflected on the most recent Balance Sheet in all material respects. No Company Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the Knowledge of the Company, each Foreign Employee Benefit Plan intended to qualify for favorable tax treatment in the relevant foreign jurisdiction is so qualified. No Foreign Employee Benefit Plan has a defined benefit element.

                  (e) None of the ERISA Affiliates maintains or at any time within the past six years have maintained or contributed to or been required to contribute to any employee benefit plan subject to Title IV of ERISA (including any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA, any "Multiemployer Plan" and any "multiple employer plan" within the meaning of
Section 413(c) of the Code).

                  (f) The Subsidiaries are the only ERISA Affiliates of the Company, and the Company and Subsidiaries are the only ERISA Affiliates with respect to each Subsidiary. An "ERISA Affiliate" is, with respect to any person, any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with such person or (ii) which together with such person is treated as a single employer under Sections 414(b),
(c), (m), (n) and (o) of the Code (a "Controlled Group" member).

                  (g) With respect to each Company Benefit Plan that is a group health plan benefiting any current or former employee of the Company or any of its Subsidiaries, (i) the Company and each member of the Controlled Group has complied in all material respects with the continuation coverage requirements of
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and (ii) the Company and each member of the Controlled Group has complied in all material respects with the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended.

                  (h) No Company Benefit Plan is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any Company Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

                  (i) All contributions, transfers and payments made by the Company or any of its Subsidiaries in respect of any Company Benefit Plan or any Foreign Employee Benefit Plan (other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code) have been or are fully deductible under the Code or under other applicable Law, except where such non-deductibility would not have, individually or in the aggregate, a Material Adverse Effect.

                  (j) There is no pending or, to the Knowledge of the Company, threatened action, claim or lawsuit of any kind in any court or government agency with respect to any Company Benefit Plan or Foreign Employee Benefit Plan (other than routine claims for benefits), nor, to the Company's Knowledge, is there any basis for one, in each case, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect.

                  (k) With respect to any insurance policy providing funding for benefits under any Company Benefit Plan, there is no liability of the Company or a Subsidiary of the Company, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance was terminated on the date hereof, in each case that would have, individually or in the aggregate, a Material Adverse Effect.

                  (l) No Company Benefit Plans which is a "welfare benefit plans" within the meaning of Section 3(1) of ERISA and no Foreign Employee Benefit Plan provide for continuing medical benefits or coverage for any participant or any beneficiary of a participant post-termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or with respect to any Foreign Employee Benefit Plan, except as may be required by applicable Law.

                  (m) Schedule 6.13(m) lists all Company Benefit Plans and Foreign Employee Benefit Plans that provide any payment to any current or former employee, consultant or director (or their dependents) as a result of a change of control of the Company or a Subsidiary of the Company or provide "nonqualified" deferred compensation. Except as listed on Schedule 6.13(m), the execution and performance of this Agreement will not (i) constitute a stated triggering event under any Company Benefit Plan or Foreign Employee Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or a Subsidiary of the Company to any such person, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such person.

                  (n) No Company Benefit Plan or Foreign Employee Benefit Plan provides benefits to any individual who is not a current or former director, employee or consultant of the Company, or the dependents or other beneficiaries of any such current or former director, employee or consultant.

                  (o) Neither the Company nor the Subsidiaries of the Company will incur any liabilities or obligations under WARN as a result of the consummation of the transactions contemplated by this Agreement.

                  (p) This Section 6.13 and (as they relate to employee benefits) Section 6.6 and Section 6.14 represent the sole and exclusive representations and warranties of the Company regarding employee benefit matters.

         6.14 Labor.

                  (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement.

                  (b) There are no, and during the past two years there have not been any (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, union organization campaigns with respect to employees of the Company or any of its Subsidiaries and no disputes concerning representation of such employees exists; (iii) unfair labor practices in breach of applicable Law engaged in by the Company or any of its Subsidiaries; (iv) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries, (v) pending, or to the Knowledge of the Company, threatened, charges against the Company or any of its Subsidiaries or any of their current or former employees before the Equal Employment Opportunity Commission or any state or local Governmental Body responsible for the prevention of unlawful employment practices; and (vi) written communications received by the Company or any of its Subsidiaries of the intent of any Governmental Body responsible for the enforcement of labor or employment Laws to conduct an investigation of or affecting the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

                  (c) Schedule 6.14 attaches a list of all employees of the Company and its Subsidiaries as of September 27, 2004. The Company has made available to Parent information as to all officers and other employees of and consultants to the Company and its Subsidiaries whose current annual salary (excluding bonus) is $100,000 or more, together with the current job title or relationship to the Company and its Subsidiaries for each such Person.

         6.15 Litigation. There are no, nor have there been since December 31, 2002 any (i) investigations by a Governmental Body pending or, to the Knowledge of the Company, threatened affecting or potentially affecting the Company or any of its Subsidiaries; or (ii) Legal Proceedings entered against, involving, settled, resolved, pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, in either case which, if adversely determined, would (1) have, individually or in the aggregate, a Material Adverse Effect or (2) result in a Loss of more than $250,000.

         6.16 Compliance with Laws; Permits.

                  (a) The Company and its Subsidiaries are in compliance in all material respects with all Laws of any Governmental Body applicable to their respective businesses or operations. Except with respect to immaterial violations of any Laws, neither the Company nor any of its Subsidiaries has received any written notice of, has Knowledge of or has been charged with, the violation of any Laws.

                  (b) The Company and its Subsidiaries currently have all Permits which are required for the operation of their respective businesses as presently conducted, except where the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, except where such default or violation would not, individually or in the aggregate, have a Material Adverse Effect.

         6.17 Environmental Matters. The representations and warranties contained in this Section 6.17 and (as it relates to environmental, health or safety matters) Section 6.6 are the sole and exclusive representations and warranties of the Company pertaining or relating to any environmental, health or safety matters, including any arising under any Environmental Laws. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect:

                  (a) the operations of the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws;

                  (b) the Company and each of its Subsidiaries has obtained all Permits required under all applicable Environmental Laws necessary to operate their respective businesses;

                  (c) neither the Company nor any of its Subsidiaries is the subject of any outstanding Order or Contract with any Governmental Body respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

                  (d) neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries may be in violation of any Environmental Law or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

                  (e) to the Knowledge of the Company, there are no investigations of the businesses of the Company or any of its Subsidiaries, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or threatened which would reasonably be expected to result in the imposition of any Liability pursuant to any Environmental Law; and

                  (f) there is not located at any of the properties currently owned, operated or leased by the Company or any of its Subsidiaries, and there was not located at any of the properties previously owned, operated or leased by the Company or any of its Subsidiaries during the period during which any such property was owned, operated or leased by the Company or any of its Subsidiaries, any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls.

         6.18 Financial Advisors. Except for Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from the Company or Parent in respect thereof.

         6.19 Insurance. The Company and its Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company's judgment, reasonable for the business and assets of the Company and its Subsidiaries. The material insurance policies maintained with respect to the Company and its Subsidiaries and their respective assets and properties are set forth on Schedule 6.19. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be required to be paid with respect to any period ending prior to the Closing Date) and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

         6.20 Transactions with Affiliates. Except as set forth in Schedule 6.20, no Contract between the Company or any of its Subsidiaries, on the one hand, and any Principal Stockholder or any of its respective Affiliates, on the other hand, will continue in effect subsequent to the Closing (excluding any Contract between any portfolio company of any of the Principal Stockholders entered into with the Company or any of its Subsidiaries on an arms-length basis in the Ordinary Course of Business). Except as set forth in Schedule 6.20, after the Closing none of the Principal Stockholders or any of their respective Affiliates will have any interest in any property (real or personal, tangible or intangible) or Contract of the Company or any of its Subsidiaries used in or pertaining to their businesses (excluding any Contract between any portfolio company of any of the Principal Stockholders entered into with the Company or any of its Subsidiaries on an arms-length basis in the Ordinary Course of Business).

         6.21 Board Approval; State Takeover Statutes.

                  (a) The Board of Directors of the Company, have duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other transactions contemplated hereby, (ii) determining that the terms of the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders adopt this Agreement and approve the Merger, and (iv) declaring that this Agreement is advisable. Such resolutions are sufficient to render inapplicable to Parent and Merger

Sub and this Agreement, the Merger and the other transactions contemplated hereby the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other transaction contemplated hereby.

                  (b) The only vote of holders of Company Common Stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated by this Agreement is the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock.

         6.22 Disclosure. No representation or warranty of the Company contained in this Agreement (as modified by the Disclosure Schedules), and no statement contained in any certificate furnished or to be furnished by or on behalf of the Company to Parent pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make such representation or warranty or statement not misleading.

         6.23 No Other Representations or Warranties; Disclosure Schedules. Except for the representations and warranties contained in this Article VI (as modified by the Disclosure Schedules hereto as supplemented or amended in accordance with the terms hereof), neither the Company nor any other Person makes any other express or implied representation or warranty with respect the Company, its Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in
Article VI hereof (as modified by the Disclosure Schedules hereto as supplemented or amended in accordance with the terms hereof), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The disclosure of any matter or item in any Disclosure Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

             Article VII - REPRESENTATIONS AND WARRANTIES OF PARENT

           Parent hereby represents and warrants to the Company that:

         7.1 Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate properties and carry on its business. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate properties and carry on its business. Merger Sub is a newly-formed corporation organized for the sole purpose of being merged with and into the Company as part of the Merger and has no assets, liabilities or properties and otherwise does not conduct any business.

         7.2 Authorization of Agreement. Parent and Merger Sub each have all corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Parent or Merger Sub in connection with the consummation of the transactions contemplated hereby and thereby (the "Parent Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each Parent Document have been duly authorized by all necessary respective corporate action on behalf of Parent and Merger Sub. This Agreement has been, and each Parent Document will be at or prior to the Closing, duly executed and delivered by Parent and Merger Sub, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Parent Document when so executed and delivered will constitute, the legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         7.3 Conflicts; Consents of Third Parties.

                  (a) Except as set forth on Schedule 7.3(a) hereto, none of the execution and delivery by Parent or Merger Sub of this Agreement or the Parent Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Parent or Merger Sub with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws of Parent or Merger Sub; (ii) any Contract or Permit to which Parent or Merger Sub is a party or by which any of the properties or assets of Parent or Merger Sub are bound; (iii) any Order applicable to Parent or Merger Sub or by which any of the properties or assets of Parent or Merger Sub are bound; or (iv) any applicable Law, other than, in the case of clauses
(ii), (iii) and (iv), such items that, individually or in aggregate, would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

                  (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent in connection with the execution and delivery of this Agreement or the Parent Documents or the compliance by Parent with any of the provisions hereof or thereof, except for compliance with the applicable requirements of the HSR Act and any other applicable Antitrust Laws.

         7.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Parent, threatened that are reasonably likely to prohibit or restrain the ability of Parent to enter into this Agreement or consummate the transactions contemplated hereby.

         7.5 Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

         7.6 Financial Advisors. Except for Morgan Stanley & Co. Incorporated, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

         7.7 Financing. Parent (i) has, and at the Closing will have, sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Aggregate Merger Consideration and any expenses incurred by Parent in connection with the transactions contemplated by this Agreement, and (ii) has not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect its capability to effect in any material respect the transactions contemplated by this Agreement.

         7.8 Creditors. In completing the transactions contemplated by this Agreement, neither Parent nor Merger Sub intends to hinder, delay or defraud any present or future creditors of Parent or the Company or its Subsidiaries.

         7.9 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges that the Company is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article VI (as modified by the Disclosure Schedules hereto as supplemented or amended in accordance with the terms hereof), and Parent acknowledges that, except for the representations and warranties contained therein, the assets and the business of the Company and its Subsidiaries are being transferred on a "where is" and, as to condition, "as is" basis. Except with respect to fraud or willful misrepresentation to Parent in connection with this Agreement, any claims Parent may have for breach of representation or warranty shall be based solely on the representations and warranties of the Company set forth in Article VI (as modified by the Disclosure Schedules hereto as supplemented or amended in accordance with the terms hereof). Parent further acknowledges that none of the Company, nor any of its respective Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries, or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of the Company, any of its Affiliates or any other Person will have or be subject to any liability to Parent or any other Person resulting from the distribution to Parent or its representatives or Parent's use of, any such information, including any confidential memoranda distributed on behalf of the Company relating to the Company or any of its Subsidiaries or other publications or data room information provided to Parent or its representatives, or any other document or information in any form provided to Parent or its representatives in connection with the sale of the Company and it Subsidiaries and the transactions contemplated hereby. Parent acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, Parent has relied on the results of its own independent investigation.

                            ARTICLE VIII - COVENANTS

         8.1 Access to Information. Prior to the Closing Date, upon reasonable notice to the Company (and, with respect to sensitive information of the Company or any of its Subsidiaries with respect to their respective operations or business opportunities directly competitive with Parent or any of Parent's Subsidiaries, upon the consent of the Company, not to be unreasonably withheld), Parent shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such examination of the books and records of the Company and its Subsidiaries as it reasonably requests and, at Parent's cost and expense, to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries to cooperate with the Stockholder Representative, Parent and Parent's representatives in connection with such investigation and examination, and Parent and its representatives shall cooperate with the Stockholder Representative, the Company and its representatives and shall use their reasonable efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Company or any of its Subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of its Subsidiaries is bound. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of a representative of the Company (who shall be identified in writing to Parent as the representative contemplated by this Section 8.1), not to be unreasonably withheld, (i) Parent shall not contact any suppliers to, or customers of, the Company in respect of this Agreement or the transactions contemplated hereby and
(ii) Parent shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of its Subsidiaries.

         8.2 Conduct of the Business Pending the Closing.

                  (a) Prior to the Closing, except (i) as set forth on Schedule 8.2, (ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld), the Company shall, and shall cause its Subsidiaries to:

                  (i) conduct the respective businesses of the Company and its Subsidiaries only in the Ordinary Course of Business; and

                  (ii) use its commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Company and its Subsidiaries, and (B) preserve the present relationships with customers, suppliers, licensors and licensees of the Company and its Subsidiaries.

         (b) Without limiting the generality of the foregoing, except (i) as set forth on Schedule 8.2, (ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld), the Company shall not, and shall not permit its Subsidiaries to:

                  (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                  (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of its Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of its Subsidiaries;

                  (iii) effect any recapitalization, reclassification or like change in the capitalization of the Company or any of its Subsidiaries;

                  (iv) amend the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries;

                  (v) other than in the Ordinary Course of Business (A) materially increase the annual level of compensation of any employee, director or executive officer of the Company or any of its Subsidiaries, (B) materially increase the annual level of compensation payable, or to become payable, by the Company or any of its Subsidiaries to any of their respective employees, directors or executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or executive officer, (D) materially increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the employees, directors or executive officers of the Company or any of its Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, retention, change of control, non-competition or similar agreement (or amend any such agreement) to which the

Company or any of its Subsidiaries is a party or involving an employee, director or executive officer of the Company or any of its Subsidiaries, except, in each case, as required by applicable Law from time to time in effect or by the terms of any Company Benefit Plans, any Foreign Employee Benefit Plan, or any employee benefit plans subject to Title IV of ERISA;

                  (vi) subject to any Lien, any of the properties or assets (whether tangible or intangible) of the Company or any of its Subsidiaries, except for Permitted Exceptions;

                  (vii) acquire in any manner any material properties or assets or business or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company and its Subsidiaries (except pursuant to an existing Contract for fair consideration in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets);

                  (viii) other than in the Ordinary Course of Business, cancel or compromise any material debt or claim or waive or release any material right of the Company or any of its Subsidiaries;

                  (ix) enter into any commitment for capital expenditures of the Company and its Subsidiaries in excess of $250,000 for any individual commitment and $1,000,000 for all commitments in the aggregate; provided, however that the Company's practice of capitalizing software expense in the Ordinary Course of Business at year end shall not be subject to the foregoing limitation;

                  (x) enter into, modify or terminate any labor or collective bargaining agreement of the Company or any of its Subsidiaries or, through negotiations or otherwise, make any commitment or incur any liability to any labor organizations;

                  (xi) enter into or agree to enter into any merger or consolidation with any Person, or acquire the securities or a substantial portion of the assets of any Person;

                  (xii) permit the Company or any of its Subsidiaries to enter into or modify any Contract with any Principal Stockholder or an Affiliate thereof (excluding (A) any Contract between the Company and any of its Subsidiaries and (B) any Contract between any portfolio company of any of the Principal Stockholders entered into (or modified) with the Company or any of its Subsidiaries on an arms-length basis in the Ordinary Course of Business);

                  (xiii) other than in the Ordinary Course of Business, settle or compromise any claim, action, suit, litigation, proceeding, arbitration or investigation;

                  (xiv) adopt or amend any Company Benefit Plans, any Foreign Employee Benefit Plan or any employee benefit plan subject to Title IV of ERISA (or any plan that would be a Company Benefit Plan, any Foreign Employee Benefit Plan or an employee benefit plan subject to Title IV of ERISA if adopted);

                  (xv) incur or assume any Indebtedness for borrowed money or guarantee any such Indebtedness, other than in the Ordinary Course of Business; provided, however, that in no event shall the Company or any of its Subsidiaries incur or assume any long-term Indebtedness for borrowed money;

                  (xvi) loan or advance any amount to, or sell, transfer or lease any of its assets to, any Principal Stockholder or any of their respective Affiliates (excluding the Company and any of its Subsidiaries);

                  (xvii) make any change in any method of accounting or accounting practices or policies other than those required by a change in GAAP or make or rescind any election relating to Taxes settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, or audit controversy relating to Taxes; or, except as required by applicable Law or GAAP, make any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting purposes from those employed in the preparation of its most recent Tax Return; or

                  (xviii) authorize any of, or commit or agree to do, anything prohibited by this Section 8.2.

         8.3 Consents. Parent and the Company shall use (and the Company shall cause its Subsidiaries to use) their commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including the consents and approvals referred to in Sections 6.3(a), 6.3(b), 7.3(a) and (b) hereof, provided, however, that no party shall be obligated to pay any consideration to any third party from whom consent or approval is requested.

         8.4 Regulatory Approvals.

                  (a) Each of Parent and the Company shall (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within five Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within ten Business Days in the case of all other filings required by other Antitrust Laws, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from the Federal Trade Commission ("FTC"), the Antitrust Division of the Department of Justice (the "Antitrust Division") or any other Governmental Body in respect of such filings or such transactions, and (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use its commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws. Any party hereto may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 8.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

                  (b) Each of Parent and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws or Orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws"). In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Antitrust Law, each of Parent and the Company shall cooperate and use commercially reasonable efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, Parent and the Company decide that litigation is not in their respective best interests. Each of Parent and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. In connection with and without limiting the foregoing, each of Parent and the Company agree to use commercially reasonable efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Federal, state and local and non-United States antitrust or competition authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible;

provided that the foregoing shall not require any of the parties hereto or their respective Affiliates to hold separate or otherwise dispose of or conduct their respective businesses in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct its business in a specified manner.

         8.5 Further Assurances; Closing Payoff Amount. Each of Parent and the Company shall use (and the Company shall cause each of its Subsidiaries to use) commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. Parent, Merger Sub and the Company shall use commercially reasonable efforts to cause the Closing to occur. Each of Parent, Merger Sub and the Company shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions set forth in Article IX not being satisfied. Not later than three Business Days prior to the Closing, in connection with the Company's provision, pursuant to Section 4.4(a), of an estimated balance sheet setting forth the Company's good faith estimate of (i) Closing Net Indebtedness and (ii) Company Transaction Expenses (the amounts in clauses (i) and (ii), collectively, the "Closing Payoff Amount"), the Company shall provide to Parent a statement as to banking arrangements reasonably satisfactory to Parent providing for a flow of funds that will result in the payment in full at the Closing of the Closing Payoff Amount.

         8.6 Confidentiality. The parties acknowledge that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the nondisclosure agreement between Parent and the Company dated September 26, 2003 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate.

         8.7 Indemnification, Exculpation and Insurance.

                  (a) From and after the Closing Date, Parent agrees that all rights of the individuals who on or prior to the Closing Date were directors or officers of the Company or any of its Subsidiaries (collectively, the "D&O Indemnitees") to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the respective certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries as now in effect, and any indemnification agreements or arrangements of the Company or any of its Subsidiaries with respect to D& O Indemnitees shall survive the Closing Date and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to comply with the provisions of such certificate of incorporation, by-laws, comparable organizational documents or other indemnification agreements or arrangements. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the D&O Indemnitees, unless such modification is required by Law.

                  (b) Each D&O Indemnitee shall have the right (but not the obligation) to control the defense of, including the investigation of, any litigation, claim or proceeding (each, a "Claim") relating to any acts or omissions covered under this Section 8.7 with counsel selected by such D&O Indemnitee; provided, however, that (i) Parent shall be permitted to participate in the defense of such Claim at its own expense and (ii) Parent shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld.

                  (c) In the event any Claim is asserted or made, any determination required to be made with respect to whether a D&O Indemnitee's conduct complies with the standards set forth under applicable Law, the applicable organizational documents of the Company or any of its Subsidiaries or any indemnification agreements or arrangements of the Company or any of its Subsidiaries, as the case may be, shall be made by independent legal counsel selected by such D&O Indemnitee and reasonably acceptable to Parent.

                  (d) Each of Parent and the D&O Indemnitee shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Claim and shall provide reasonable access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

                  (e) At the option of Parent:

                           (i) for the six-year period commencing immediately
after the Closing Date, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Closing Date with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof, provided that (A) Parent may substitute therefor policies of a reputable insurance company the terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 8.7(e), (B) Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"), and (C) if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; or

                           (ii) Parent shall obtain by Closing and thereafter
maintain in effect a six-year "tail" directors' and officers' liability insurance policy covering acts or omissions occurring prior to the Closing Date with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided that such "tail" policy shall provide such coverage for six years from the Closing Date and shall be obtained from the Company's current insurance company or another reputable insurance company.

                  (f) The provisions of this Section 8.7: (i) are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee, his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

                  (g) In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume all of the obligations thereof set forth in this Section 8.7.

                  (h) The obligations of Parent under this Section 8.7 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee to whom this Section 8.7 applies without the consent of the affected D&O Indemnitee (it being expressly agreed that the D&O Indemnitees to whom this Section 8.7 applies shall be third party beneficiaries of this Section 8.7).

         8.8 Publicity.

                  (a) Neither the Company nor Parent shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld, unless, in the judgment of the Company or Parent, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Parent lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof. The Company and Parent agree that the initial press release to be issued in connection with the transactions contemplated hereby shall be in a form mutually agreed by them.

                  (b) Each of Parent and the Company agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is in the reasonable judgment of the Company or Parent required by applicable Law and only to the extent required by such Law; provided that the parties acknowledge that Parent will be required to file a Current Report on Form 8-K with the Securities and Exchange Commission in connection with the execution by Parent of this Agreement.

         8.9 Employment and Employee Benefits.

                  (a) Employees. Following the Closing, Parent covenants and agrees to continue the employment of the employees of the Company and its Subsidiaries who are employed immediately prior to the Closing at the same salary or hourly wage rate and position as in effect immediately prior to the Closing. Such individuals who continue their employment with the Surviving Corporation and its Subsidiaries following the Closing Date are hereinafter referred to as the "Continuing Employees." Nothing in this Agreement shall be construed to (i) require Parent to employ the Continuing Employees for any definite period of time or (ii) prohibit Parent from changing the title, position, responsibilities, wages or other terms and conditions of employment of any Continuing Employee at any time after the Closing Date at the discretion of Parent (to the extent permitted by applicable Law).

                  (b) Benefits. For a period of 12 months after the Closing Date, Parent shall make available to the Continuing Employees who remain employed by Parent, the Surviving Corporation or any of their Subsidiaries, employee benefit plans, programs, policies and arrangements that, in the aggregate, are substantially comparable to the Company Benefit Plans in effect immediately prior to the Closing Date. If and to the extent Continuing Employees are afforded the opportunity to participate in any Parent benefits plans ("Parent Benefit Plans"), for purposes of eligibility and vesting (but not benefit accrual), Parent shall credit each Continuing Employee with his or her years of service with the Company, its Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Company Benefit Plan or Foreign Employee Benefit Plan; provided, however, that such service for eligibility and vesting purposes shall not be credited for Continuing Employees with respect to any Parent Benefit Plan established after the Closing Date if employees of the Company or its Subsidiaries who are not Continuing Employees are not credited with service prior to the establishment of the new Parent Benefit Plan. The Parent Benefit Plans shall not deny Continuing Employees coverage on the basis of pre-existing conditions except to the extent such coverage would have been denied by the Company Benefit Plans or Foreign Employee Benefit Plans and shall credit such Continuing Employees for any deductibles and out-of-pocket expenses paid in the year of initial participation in the Parent Benefit Plans. Nothing in this Agreement shall require Parent to afford any Parent Benefit Plans to any employees of the Company or its Subsidiaries.

8.10 Shareholder Consent. The Company shall, in accordance with the relevant provisions of the DGCL, obtain the written consent, in form and substance reasonably acceptable to Parent, of not less than a majority of the holders of Company Common Stock, approving and adopting the Merger, this Agreement and the transactions contemplated thereby (other than the Proposed Transaction Bonuses). The Company shall mail notice of such approval to all holders of Company Common Stock who did not execute such approval, in accordance with the relevant provisions of the DGCL, no later than ten days after the date such consent is obtained.

         8.11 Supplementation and Amendment of Schedules.

                  (a) The Company shall supplement or amend the Disclosure Schedules as follows:

                           (i) with respect to any matter hereafter arising or
discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules, but which the Company believes would not, individually or in the aggregate with respect to all such matters, have a Material Adverse Effect, the Company shall supplement or amend the Disclosure Schedules at any time after the date hereof after such matter is discovered by the Company, provided, however, that (subject to the proviso below) there shall at the Parent's option be at least five Business Days from the date of the last such supplement or amendment to the Disclosure Schedules to the Closing Date; and provided further that, if after the parties have scheduled a Closing Date, the Company supplements or amends the Disclosure Schedules within five Business Days of such date (which the Company is entitled to do), Parent shall have the right to extend the scheduled Closing Date to the date that is five or fewer Business Days after the date that the supplement or amendment was provided to Parent by the Company, it being understood and agreed by the Company that Section 5.2(a) shall be inapplicable during any such extension; and

                           (ii) with respect to any matter hereafter arising or
discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules, and which the Company believes would, individually or in the aggregate with respect to all such matters, have a Material Adverse Effect, the Company shall supplement or amend the Disclosure Schedule promptly, and in any event not later than two Business Days, after such matter is discovered by the Company.

                  No such supplement or amendment by the Company shall have any effect on the satisfaction of the condition to closing set forth in Section 9.1(a); provided, however, if the Closing shall occur, then Parent shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to Article X hereof, with respect to any and all matters disclosed pursuant to any such supplement or amendment.

                  (b) Parent shall notify the Company promptly, and in any event before Closing, if Parent has knowledge of any matter (a "Material Breach Matter") the existence of which, individually or in the aggregate with respect to all such matters, constitutes a material breach by the Company of any representation or warranty in, or of Section 8.2 of, this Agreement. In the event that Parent does not so notify the Company prior to Closing, if the Closing shall occur, Parent shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to
Article X hereof, with respect to such Material Breach Matter. For the purposes of this Section 8.11(b), Parent has "knowledge" of a Material Breach Matter if any of the Persons identified on Exhibit 8.11(b) has actual knowledge of such Material Breach Matter.

         8.12 No Solicitation. None of the Company nor any of its Subsidiaries shall, nor shall any of them authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them to, (i) directly or indirectly solicit, initiate or encourage any Other Bid, (ii) enter into any agreement with respect to any Other Bid or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid. The Company shall promptly advise Parent orally and in writing of any Other Bid or any inquiry with respect to or which could lead to any Other Bid and the identity of the Person making any such Other Bid or inquiry. As used in this
Section 8.12, "Other Bid" shall mean any proposal for a merger, sale of a majority of the Company's equity securities, sale of substantial assets or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. The Company shall, and shall cause each of its Subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any of its Subsidiaries or any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them, with any parties conducted heretofore with respect to any Other Bid.

         8.13 Delivery of Revised Draft Financial Statements. Prior to the Closing Date, the Company shall furnish to Parent and Merger Sub a revised draft of the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2003, and the related consolidated statements of income, stockholders' equity and cash flow for the year ended December 31, 2003 (the "Revised 2003 Statements"). Other than immaterial differences and a "subsequent events note," such Revised 2003 Statements shall in all respects be identical to the Draft 2003 Statements. The Revised 2003 Statements shall be prepared so as to comply with Regulation S-X promulgated under the Securities Act of 1933 in a manner mutually and reasonably acceptable to Parent and the Company, except for the absence of an audit report from Ernst & Young LLP.

         8.14 Closing Date Operations. Except for the transactions contemplated by this Agreement, Parent shall cause the Surviving Corporation to be operated after the Effective Time for the balance of the day that constitutes the Closing Date in the Ordinary Course of Business. The provisions of this Section 8.14 are intended to be for the benefit of, and shall be enforceable by, the Stockholder Representative.

         8.15 Tax Matters. Parent shall cause to be timely filed all Tax Returns required to be filed by or with respect to the Surviving Corporation that are due on or after the Closing Date and shall pay or cause to be paid all Taxes due thereon.

                       ARTICLE IX - CONDITIONS TO CLOSING

         9.1 Conditions Precedent to Obligations of Parent. The obligation of Parent to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent in whole or in part to the extent permitted by applicable Law):

                  (a) the representations and warranties of the Company set forth in this Agreement (i) that are qualified as to materiality shall be true and correct in all material respects without giving effect to any limitations or qualifications as to "materiality", "material", or "Material Adverse Effect" set forth in any such representation or warranty, and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date (except to the extent any such representations and warranties relate to an earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct in all material respects without giving effect to any limitations or qualifications as to "materiality", "material", or "Material Adverse Effect" set forth in any such representation and warranty, and those not so qualified shall be true and correct in all material respects, in each case on and as of such earlier date), in each case except for such failures to be so true and correct that would not, individually or in the aggregate, have a Material Adverse Effect, and Parent shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, confirming the foregoing;

                  (b) the Company shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, confirming the foregoing;

                  (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (d) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted;

                  (e) the Company shall have obtained the consents or approvals set forth on Schedule 9.1(e);

                  (f) there shall not have been any Material Adverse Effect since the date hereof;

                  (g) holders of at least 90% of the issued and outstanding shares of Company Common Stock shall have (i) approved the Merger and this Agreement, or (ii) validly tendered Certificates and appropriately completed letters of transmittal or (iii) waived their right to appraisal under the DGCL in connection with the Merger; and

                  (h) the Company shall have complied with Section 8.13.

         9.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

                  (a) the representations and warranties of Parent set forth in this Agreement qualified as to materiality shall be true and correct in all material respects without giving effect to any limitations or qualifications as to "materiality", "material", or "material adverse effect" set forth in any such representation or warranty, and those not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date (except to the extent any such representations and warranties relate to an earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct in all material respects without giving effect to any limitations or qualifications as to "materiality", "material", or "material adverse effect" set forth in any such representation or warranty, and those not so qualified shall be true and correct in all material respects in each case, on and as of such earlier date), and the Company shall have received a certificate signed by an authorized officer of Parent, dated the Closing Date, confirming the foregoing;

                  (b) Parent shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date, and the Company shall have received a certificate signed by an authorized officer of Parent, dated the Closing Date, confirming the foregoing;

                  (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (d) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted;

                  (e) Parent shall have delivered, or caused to be delivered, to the Company evidence of the deposit of the Exchange Fund, the Closing Payoff Amount and the Escrow Deposits referred to in Sections 3.2(a) and 4.3 hereof.

         9.3 Frustration of Closing Conditions. Neither the Company nor Parent may rely on the failure of any condition set forth in Sections 9.1 or 9.2, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

                     ARTICLE X - SURVIVAL; INDEMNIFICATION

         10.1 Survival Past Closing. (a) The obligation to indemnify and hold harmless the Buyer Indemnified Parties hereto pursuant to Sections 10.2(a) and 10.2(b) shall terminate on the date which is one year after the Closing Date; provided, however, that (i) such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which a Buyer Indemnified Party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the Stockholder Representative in accordance with the terms of this Article X, and (ii) such limitation on the obligation to indemnify and hold harmless the Buyer Indemnified Parties shall not apply with respect to claims of, or causes of action arising from, willful breach by the Company of this Agreement or fraud committed by the Company on Parent in connection with this Agreement.

                  (a) Parent's right to indemnification under this Article X shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or obligation of the Company except that, in the event that Parent has knowledge (as knowledge is defined in Section 8.11(b)) of, and does not notify the Company of, any Material Breach Matter prior to Closing in accordance with Section 8.11(b), Parent shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to Article X hereof, with respect to such Material Breach Matter.

         10.2 Indemnification for Parent, Merger Sub and Surviving Corporation.

                  (a) Subject to Section 10.4 below, Parent, Merger Sub, the Surviving Corporation and their respective officers, directors, employees, agents, Subsidiaries and Affiliates (collectively, the "Buyer Indemnified Parties") shall be indemnified, defended, protected and held harmless from and against any and all Liabilities, losses, damages, diminution in value, claims, Legal Proceedings, Orders, fines, penalties, costs and expenses, including reasonable attorneys' and accountants' fees (collectively, "Losses") incurred by the Buyer Indemnified Parties, arising out of or resulting from:

                           (i) any breach of any representation or warranty made
by the Company contained in this Agreement (including as modified by the Disclosure Schedules), any Company Document or other certificate or statement delivered pursuant hereto ; and

                           (ii) the nonperformance of any covenant or obligation
to be performed prior to the Closing Date by the Company under this Agreement, any Company Document or other document delivered pursuant hereto.

                  (b) Notwithstanding Section 10.03(a), the Surviving Corporation shall be indemnified on a dollar-for-dollar basis to the extent (i)
(A) the Closing Net Indebtedness or the amount of the Company Transaction Expenses exceeds the amount of Closing Net Indebtedness or the amount of Company Transaction Expenses, as applicable, set forth in the estimated balance sheet of the Company provided to Parent pursuant to Section 4.4(a) (any such excess amount, an "Excess Amount") or (B) the consideration to be received by any holder of a Dissenting Share includes the Appraisal

Excess Amount with respect to such Dissenting Share and the Appraisal Excess Amount was not included in Company Transaction Expenses in accordance with
Section 3.1(d), or (C) any Loss results from a breach of Section 6.4 as a result of the matters disclosed at item 2 of Schedule 6.4(e) (the amount of any such Loss referred to as a "Capitalization Claim"), and (ii) following the Effective Time, Parent or the Surviving Corporation pays such Excess Amount or Appraisal Excess Amount or Capitalization Claim.

                  (c) Any amounts to be paid to the Buyer Indemnified Parties pursuant to this Article X shall be made from the Indemnity Escrow Deposit in accordance with the terms of the Indemnity Escrow Agreement and Parent hereby waives on its own behalf and on behalf of the other Buyer Indemnified Parties any right to seek payment from the Company's stockholders or any of the Company's Affiliates with respect thereto.

         10.3 Limitation on Indemnification.

                  (a) Deductible. The Buyer Indemnified Parties shall not be entitled to indemnification for any Losses under Section 10.02(a)(i) until the Buyer Indemnified Parties have incurred aggregate Losses in excess of $1,000,000 (the "Deductible"). At such time as the aggregate Losses incurred by the Buyer Indemnified Parties shall exceed the Deductible, the Buyer Indemnified Parties shall be entitled to receive the amount of Losses in excess of the Deductible.

                  (b) Liability Cap. The Buyer Indemnified Parties shall not be entitled to indemnification for any Losses (including pursuant to Section 10.2(a) and (b)) in excess of the amount of the Indemnity Escrow Deposit held by the Indemnity Escrow Agent from time to time pursuant to the Indemnity Escrow Agreement (the "Cap") provided, however, this Cap shall not apply to claims of, or causes of action arising from, willful breach by the Company of this Agreement or fraud committed by the Company on Parent in connection with this Agreement.

                  (c) Any claim for indemnification for breach of the representation in Section 6.9(b) (i) shall be zero with respect to any Transaction-Related Tax Deduction to the extent that the Company, Parent, the Surviving Corporation or their Affiliates or successors do not claim, or do not properly claim, a deduction for it, and (ii) with respect to any particular Transaction-Related Tax Deduction, shall in no event exceed the excess of (x) the amount of Transaction Tax Benefits included in Final Net Assets as originally determined pursuant to Section 4.4 (including the Transaction Tax Benefit in respect of such Transaction-Related Tax Deduction) over (y) the amount of Transaction Tax Benefits which would be included in the calculation of Final Net Assets after excluding such Transaction-Related Tax Deduction (or portion thereof) for which a Tax deduction was not allowed. Any dispute as to whether the Company has properly claimed a deduction for a Transaction-Related Tax Deduction on a Tax Return shall be referred to and resolved by the Accounting Referee.

         10.4 Exclusive Remedy. From and after the Closing Date, the provisions of this Article X shall be the sole and exclusive remedy for monetary damages arising out of or resulting from the breach of any representations, warranties or covenants made by the

Company pursuant to this Agreement (other than claims of, or causes of action arising from, willful breach by the Company of this Agreement or fraud committed by the Company on Parent in connection with this Agreement) and the Indemnity Escrow Deposit held by the Indemnity Escrow Agent pursuant to the Indemnity Escrow Agreement shall be the sole source of funds to satisfy claims under this
Article X.

         10.5 Indemnification Procedures.

                  (a) If any Buyer Indemnified Party shall, after the Closing Date, become aware of any matter which such party (the "Indemnitee") has determined has given or could give rise to a right of indemnification under this Agreement that does not involve a third party claim, the Indemnitee shall promptly give the Stockholder Representative written notice of such claim, stating the amount of the Losses, if known, and method of computation thereof, all with reasonable particularity and including documentary proof, if available, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to so notify the Stockholder Representative shall not preclude the Indemnitee from any indemnification which it may claim, except to the extent that the Stockholder Representative shall have been actually and materially prejudiced by such failure. In accordance with Section 10.1(a), all claims for indemnification under this Article X must be made within one year from the date hereof.

                  (b) If an Indemnitee shall receive notice of any claim by a third party which is or may be subject to indemnification, the following procedures shall apply:

                           (i) The Indemnitee shall promptly give the
Stockholder Representative written notice of such claim; provided, however, that failure to so notify the Stockholder Representative shall not preclude the Indemnitee from any indemnification which it may claim, except to the extent that the Stockholder Representative shall have been actually and materially prejudiced by such failure.

                           (ii) The Indemnitee shall permit the Stockholder
Representative, at its option and at its cost and expense, to assume control of the defense of such third-party claim (and the Stockholder Representative shall have 45 days after the receipt of notice of such third-party claim to elect to assume such defense and to so notify Parent and the Indemnitee) utilizing counsel selected by the Stockholder Representative and not reasonably objected to by Parent; provided, however, that in the event of any such assumption, the Stockholder Representative shall acknowledge in writing that any Losses to the Indemnitee that may result from such third-party claim are indemnifiable Losses pursuant to this Article X (subject, to the extent applicable, to the Deductible).

                           (iii) Notwithstanding the foregoing, the Indemnitee
shall have the right to employ separate counsel in any such claim or proceeding and, to the extent such third-party claim is indemnifiable pursuant to this
Article X (subject, to the extent applicable, to the Deductible), the fees and expenses of such counsel shall be paid out of the amount of the Indemnity Escrow Deposit held pursuant to the Indemnity Escrow Agreement, in the event that: (A) the Stockholder Representative has failed to timely assume the defense and employ counsel, (B) the Stockholder Representative is not entitled to assume the defense of a third party claim seeking non-monetary damages as provided below; or (C) there is a conflict of interest with respect to any legal defense which may be available and such conflict would prevent counsel engaged by the Stockholder Representative from claiming such legal defense; provided, however, to the extent that there is an indemnifiable Loss, the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding shall not be paid out of the Indemnity Escrow Deposit.

                           (iv) Notwithstanding the foregoing, the Stockholder
Representative shall not be entitled to assume the defense of any third-party claim if:

                                    (A) the third-party claim seeks an order,
injunction or other equitable relief (such third-party claim, a "Non-Monetary Claim") for other than monetary damages against the Indemnitee that cannot be separated from any related claim for monetary damages; provided that (x) the Stockholder Representative shall subject to (B) below be entitled to assume the defense of any portion of such Non-Monetary Claim that relates to monetary damages and can be separated from the Non-Monetary Claim, (y) with respect to such portion of the Non-Monetary Claim that the Stockholder Representative is not entitled to assume the defense of, the Stockholder Representative shall have, at its own cost and expense, the right to have its own counsel participate in an advisory capacity in the defense, compromise or settlement of such Non-Monetary Claim, and (z) the Indemnitee acknowledges in writing that the Stockholder Representative has not acknowledged or otherwise accepted that any Losses to the Indemnitee that may result from such Non-Monetary Claim being defended by the Indemnitee are indemnifiable Losses pursuant to this Article X, or

                                    (B) such third-party claim is an Indemnitee
Straddle Claim or an Indemnitee Claim.

For the purposes of this Section 10.5(b):

         "Indemnitee Straddle Claim" means a third party claim which is or may be subject to indemnification pursuant to this Article X (such a claim, a "Relevant Claim") and with respect to which, at the time that the Stockholder Representative would otherwise be entitled to assume the defense of such Relevant Claim, the Amount Available For Indemnification is less than 50% of the Amount At Stake.

         "Indemnitee Claim" means a Relevant Claim with respect to which, at the time that the Stockholder Representative would otherwise be entitled to assume the defense of such Relevant Claim, the Amount Available For Indemnification is zero.

         "Amount Available For Indemnification" means, with respect to a Relevant Claim, (A) the amount of the Indemnity Escrow Deposit then held pursuant to the Indemnity Escrow Agreement and not subject to distribution pursuant to any Joint Instructions, Accounting Referee Joint Instructions or Dissenting Shares Joint Instructions previously given pursuant to the Indemnity Escrow Agreement, less (B) the amount of Losses that may reasonably be expected to be indemnifiable with respect to all active unresolved claims for indemnification by Buyer Indemnified Parties pursuant to this Article X prior to such Relevant Claim; provided that if the amount in clause (B) of this definition is greater than the amount in clause (A) of this definition, then the Amount Available For Indemnification is zero.

         "Amount At Stake" means, with respect to a Relevant Claim, the amount of Losses that may reasonably be expected to be indemnifiable with respect to such Relevant Claim.

                  (c) In the event the Stockholder Representative exercises its right to undertake control of the defense of any claim by a third party, the Indemnitee shall cooperate with the Stockholder Representative in such defense and make available to the Stockholder Representative witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Stockholder Representative or its counsel. No claim by a third party which is being defended by the Stockholder Representative may be settled by the Stockholder Representative, and no entry of any judgment will be consented to by the Stockholder Representative, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that the Stockholder Representative may settle such claim without the consent of the Indemnitee so long as the settlement (x) includes an unconditional release of the Indemnitee, in form and substance reasonably satisfactory to the Indemnitee, from the claim by the third-party claimant and (y) does not impose any liabilities or obligations on the Indemnitee or impose any non-monetary penalties. No claim by a third party which is being defended by the Indemnitee alone, or jointly with the Stockholder Representative, shall be settled by the Indemnitee, and no entry of any judgment shall be consented to by the Indemnitee, without the prior written consent of the Stockholder Representative, which consent shall not be unreasonably withheld; provided, however, that the Indemnitee may settle such claim without the consent of the Stockholder Representative so long as the settlement (x) includes an unconditional release of the Stockholder Representative, in form and substance reasonably satisfactory to the Stockholder Representative, from the claim by the Indemnitee and the third-party claimant and (y) does not impose any liabilities or obligations to be paid from funds held pursuant to the Indemnity Escrow Agreement.

         10.6 Tax Treatment of Indemnity Payments. Any indemnity payment made pursuant to this Article X shall be treated as an adjustment to the Aggregate Merger Consideration for Tax purposes.

         10.7 No Consequential Damages; No Contribution or Subrogation.

                  (a) Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation shall not limit a party's right to recover contract damages in connection with other party's breach of this Agreement). For purposes of this
Article X, any damages actually paid by any Indemnitee to a third party shall be considered direct damages rather than indirect, consequential, special or punitive damages.

                  (b) In connection with the matters covered by this Article X, no holder of Company Common Stock shall have (i) any right to indemnity or contribution from the Company, or (ii) any right of subrogation against the Company with respect to any Losses or indemnification of an Indemnitee by reason of any breach of a covenant, representation or warranty of the Company hereunder, it being agreed and acknowledged that the representations, warranties and covenants of the Company herein are solely for the benefit of Parent and Merger Sub.

                           ARTICLE XI - MISCELLANEOUS

         11.1 Payment of Sales, Use or Similar Taxes. Except as set forth in
Section 3.2(b) with respect to a transfer of shares of Company Common Stock not registered in the records of the Company, all sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Parent.

         11.2 Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, each of the Company and Parent shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

         11.3 Stockholder Representative.

                  (a) Thomas H. Lee Equity Fund IV, L.P. (the "Stockholder Representative") has been appointed as the representative of the stockholders of the Company (i) to act in accordance with the terms and provisions of this Agreement, (ii) to contest claims of Parent or any Buyer Indemnified Party, including any litigation involving this Agreement and (iii) to do or refrain from doing all such further acts and things, and to execute all such documents, as such Stockholder Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement, including, the power to take all actions which under this Agreement may be taken by the Stockholder Representative and to do or refrain from doing any further act or deed which the Stockholder Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement.

                  (b) The Stockholder Representative will not be liable for any act taken or omitted by it as permitted under this Agreement, except if such act is taken or omitted in bad faith or by willful misconduct. The Stockholder Representative will also be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine (including facsimiles thereof).

                  (c) The Stockholder Representative may, at its own cost and expense, consult with counsel of its own choice and will have full and complete authorization and protection for any action taken and suffered by it in good faith and in accordance with the opinion of such counsel.

                  (d) Subject to Section 11.3(e), the provisions of this Section
11.3 shall in no way impose any obligations on Parent. In particular, notwithstanding any notice received by the Parent to the contrary, the Parent shall be fully protected in relying upon and shall be entitled to rely upon, and shall have no liability to the stockholders of the Company with respect to actions, decisions or determinations of the Stockholder Representative. Parent shall be entitled to assume that all actions, decisions and determinations of the Stockholder Representative are fully authorized.

                  (e) The parties hereto acknowledge that the Stockholder Representative can act as provided in this Agreement and any such provisions are for the benefit of, and shall be enforceable by, the Stockholder Representative.

         11.4 Submission to Jurisdiction; Consent to Service of Process.

                  (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 11.7.

         11.5 Entire Agreement; Amendments and Waivers. This Agreement (including the Disclosure Schedules and exhibits hereto), the Company Documents and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State.

         11.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to the Company, to:

                  Encoda Systems Holdings, Inc.
                  1999 Broadway
                  Suite 4000
                  Denver, CO 80202
                  Facsimile: 303-237-0085
                  Attention: Don Doctor


                  With a copy to the Stockholder Representative, to:

                  c/o Thomas H. Lee Partners
                  100 Federal Street, 38th Floor
                  Boston, MA 02110
                  Attention: Anthony J. DiNovi/Soren Oberg
                  Facsimile: 617-227-3514

                  With a further copy to:

                  Weil, Gotshal & Manges LLP
                  100 Federal Street, 34th Floor
                  Boston, MA  02110
                  Facsimile:  617-772-8333
                  Attention:  Steven M. Peck, Esq.

                  If to Parent, to:

                  Harris Corporation
                  1025 W. NASA Blvd.
                  Melbourne, Florida  32919
                  Facsimile:  321-727-9222
                  Attention:  Scott T. Mikuen
                  Vice President-Counsel

                  With a further copy to:

                  Jones Day
                  222 East 41st Street
                  New York, NY  10017
                  Facsimile:  212-755-7306
                  Attention:  Steven D. Guynn

         11.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         11.9 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as contemplated by Sections 8.7, 8.14 and 11.3. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, Parent may (i) assign any or all of its rights and interests hereunder to one or more of its wholly-owned Subsidiaries and (ii) designate one or more of its wholly-owned Subsidiaries to perform its obligations hereunder; provided, further, however, that in any such case, Parent shall remain responsible for the performance of all of its obligations hereunder. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations.

         11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         11.11 Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Legal Proceeding directly or indirectly arising out of, under or in connection with this Agreement, any Company Documents or any transaction contemplated hereby or thereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Company Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.11.

         11.12 Performance. Parent and Merger Sub (the "Buying Parties") acknowledge and agree that the breach of this Agreement by any of the Buying Parties would cause irreparable damage to the Company and that the Company will not have an adequate remedy at Law, and the Company acknowledges and agrees that the breach of this Agreement by the Company would cause irreparable damage to the Buying Parties and that the Buying Parties will not have an adequate remedy at Law. Therefore, the obligations of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                       HARRIS CORPORATION



                                       By: /s/ HOWARD L. LANCE
                                           -------------------------------------
                                           Name:  Howard L. Lance
                                           Title: President and Chief Executive
                                                  Officer



                                       SUNSHINE MERGER CORP.



                                       By: /s/ BRYAN R. ROUB
                                           -------------------------------------
                                           Name:  Bryan R. Roub
                                           Title: President



                                       ENCODA SYSTEMS HOLDINGS, INC.



                                       By: /s/ DON DOCTOR
                                           -------------------------------------
                                           Name:  Don Doctor
                                           Title: CEO and President

Signature Page To Merger Agreement

                                                                Exhibit A to the
                                                                Merger Agreement

                                SUPPORT AGREEMENT

               SUPPORT AGREEMENT, dated as of October 6, 2004 (this "Agreement"), by and among Encoda Systems Holdings, Inc., a Delaware corporation (the "Company"), Harris Corporation, a Delaware corporation ("Parent"), and the Persons listed on Exhibit A hereto (the "Major Stockholders").


                                  WITNESSETH:

               WHEREAS, concurrently herewith, the Company, Parent and Sunshine Merger Corp., a Delaware corporation ("Merger Sub") are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the "Merger") and pursuant to which the Shares (as defined below) shall be converted into the right to receive the merger consideration set forth in the Merger Agreement at the Effective Time;

               WHEREAS, each of the Major Stockholders owns of record the number of shares of common stock, par value $0.01 per share (the "Shares") of the Company set forth opposite such Major Stockholder's name on Exhibit A hereto; and

               WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company, Parent and Merger Sub have requested that the Major Stockholders, and the Major Stockholders have agreed, to enter into this Agreement strictly in their capacity as record owners of the Shares and not in any other capacity (including, if applicable, as a director or officer of the Company).

               NOW, THEREFORE, to induce the Company, Parent and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

               1. Provisions Concerning the Shares.

               (a) Each Major Stockholder hereby agrees that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 8 hereof, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Major Stockholder shall vote (or cause to be voted) the Shares owned and held of record by such Major Stockholder, whether heretofore owned or hereafter acquired, or execute and deliver a consent, (i) in favor of approval of the Merger Agreement and the transactions contemplated thereby (including the Merger and any other matter that is on the ballot or in a written consent related thereto) and any actions required in furtherance thereof; (ii) against any action or agreement that (A) would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or any agreement executed in connection therewith (without giving effect to any materiality or similar qualifications contained therein) or (B) which is reasonably likely to result in any of the conditions in Section 9.1 of the Merger Agreement not being fulfilled; and (iii) against any "Other Bid" (as defined below) or any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger. In the event that any corporate action consistent with this Agreement is taken by the stockholders of the Company by written consent (including any action to approve the Merger Agreement and the transactions contemplated thereby), each Major Stockholder hereby waives any right to receive notice of the taking of such corporate action without a meeting pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (the "DGCL") or otherwise.

               (b) In the event of a stock dividend or distribution, or any change in the capital stock of the Company by reason of any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares, merger or the like, the term "Shares" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares or other securities into which or for which any or all of the Shares may be converted, changed or exchanged.

               2. Waiver of Claims. Each Major Stockholder hereby acknowledges that the consideration payable under the Merger Agreement constitutes the consideration to which such Major Stockholder is entitled for such Major Stockholder's Shares pursuant to the Merger and represents fair value for such Major Stockholder's Shares and that such Major Stockholder irrevocably waives any rights to appraisal of the fair value of such Major Stockholder's Shares or rights to dissent from the Merger that such Major Stockholder may have pursuant to Section 262 of the DGCL or otherwise.

               3. Representations and Warranties. Each Major Stockholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub as follows:

               (a) Ownership of Shares. Such Major Stockholder (together with its trustees if it is a trust) is the record owner of the number of Shares set forth opposite such Major Stockholder's name on Exhibit A hereto. The Shares set forth opposite such Major Stockholder's name on Exhibit A hereto constitute all of the Shares owned of record by such Major Stockholder (together with its trustees if it is a trust). If such Major Stockholder is married and the Shares of such Major Stockholder constitute community property or otherwise are owned or held in a manner that requires spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly consented to by such Major Stockholder's spouse or the applicable Person giving such approval.

               (b) Power; Binding Agreement. Such Major Stockholder (together with its trustees if it is a trust) has the legal capacity, power and authority to enter into and perform all of such Major Stockholder's obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Major Stockholder and constitutes a valid and binding agreement of such Major Stockholder, enforceable against such Major Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).

               (c) No Conflicts. None of the execution, delivery and performance of this Agreement by such Major Stockholder or compliance by such Major Stockholder with any of the provisions hereof will (i) require such Major Stockholder to make a filing with, or obtain any Permit, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default, or give to any Person any rights of termination, amendment, acceleration or cancellation or result in the creation of any Lien on any Shares of such Major Stockholder, under any of the terms, conditions or provisions of any declaration of trust or Contract to which such Major Shareholder is a party, or (iii) violate any Order or Law applicable to such Major Stockholder, except with respect to items (ii) and (iii) above, for breaches, defaults or violations that would not materially impair or delay such Major Stockholder's ability to perform his or its obligations hereunder.

               (d) No Encumbrances. Except as applicable in connection with this Agreement and the transactions contemplated hereby, such Major Stockholder's Shares and the certificates representing such Shares are now, and will be, at all times during the term hereof, owned and held of record by such Major Stockholder, free and clear of all Liens, proxies, voting trusts or Contracts, understandings or arrangements, except for any such Liens or proxies arising hereunder in favor of Parent. Each Major Stockholder has the sole power to vote (or cause to be voted) all of the Shares owned of record by such Major Stockholder.

               (e) No Cause of Action. Such Major Stockholder, by delivering its Certificates and letter of transmittal pursuant to the Merger Agreement, shall be deemed to be representing hereunder that such Major Stockholder does not, as of the Effective Time and after giving effect to the transactions contemplated by the Merger Agreement, have a claim, action, cause of action or demand of any kind or character, based upon any fact or circumstance, which presently exists, or may exist in the future, against the Company or any of its Subsidiaries.

               (f) Reliance by the Parent and Merger Sub. Such Major Stockholder understands and acknowledges that the Parent and Merger Sub are entering into the Merger Agreement in reliance upon execution and delivery of this Agreement by such Major Stockholder.

               (g) Merger Agreement. Such Major Stockholder acknowledges receipt of the Merger Agreement (including the exhibits and schedules thereto). Such Major Stockholder has had an opportunity to read and understand the Merger Agreement and the related exhibits and schedules thereto.

               4. No Solicitation. Each Major Stockholder agrees on a several, not joint and several basis, that such Major Stockholder shall not, nor shall any of them authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them to, (i) directly or indirectly solicit, initiate or encourage any Other Bid, (ii) enter into any agreement with respect to any Other Bid or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid. Each Major Stockholder shall promptly advise Parent orally and in writing of any Other Bid or any inquiry with respect to or which could lead to any Other Bid and the identity of the Person making any such Other Bid or inquiry. As used in this Section 4, "Other Bid" shall mean any proposal for a merger, sale of a majority of the Company's equity securities, sale of substantial assets or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement. Each Major Stockholder shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by such Major Stockholder or any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by such Major Stockholder, with any parties conducted heretofore with respect to any Other Bid.

               5. Restriction on Transfer; Stop Transfer. Each Major Stockholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 8 hereof: (i) except for any deemed sale of Shares as a result of the Merger, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or grant or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Major Stockholder's Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any of such Major Stockholder's representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling such Major Stockholder from performing such Major Stockholder's obligations under this Agreement or that would prevent or disable the Parent from exercising the proxy granted pursuant to Section 6 hereof.

               6. Grant of Irrevocable Proxy Coupled with an Interest.

               (a) Solely in the event of a failure by a Major Stockholder to act in accordance with its obligations as to voting or executing a written consent pursuant to Section 1(a) of this Agreement, such Major Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any Shares and agrees that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 8 hereof, such Major Stockholder hereby irrevocably appoints Parent or any individual designated by Parent as such Major Stockholder's agent, attorney-in-fact and proxy (with full power of substitution), for in the name, place and stead of such Major Stockholder, to vote (or cause to be voted) the Shares held of record by such Major Stockholder, in the manner set forth in
Section 1 hereof, at any meeting of the stockholders of the Company or in connection with any written consent of the stockholders of the Company.

               (b) Each Major Stockholder hereby affirms that the proxy set forth in this Section 6 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.

               (c) The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of such Major Stockholder's Shares and a vote by such Major Stockholder of such Major Stockholder's Shares.

               7. Stockholder Representative. Each Major Stockholder hereby ratifies and confirms all that the Stockholder Representative shall do or cause to be done by virtue of such Stockholder Representative's appointment as Stockholder Representative of such shareholder pursuant to the Merger Agreement. The Stockholder Representative shall be entitled to act with respect to all of the matters set forth in the Merger Agreement, the Escrow Agreements and any other agreements entered into in connection with the transactions contemplated by the Merger Agreement and with respect to all matters contemplated by all such agreements, in the manner the Stockholder Representative believes to be in the best interest of the shareholders of the Company prior to the Effective Time, but the Stockholder Representative shall not be responsible for any loss or damage any shareholder may suffer by reason of the performance by the Stockholder Representative of such Stockholder Representative's duties, other than loss or damage arising from willful misconduct or bad faith in the performance of such Stockholder Representative's duties. The Major Stockholders do hereby jointly and severally agree to indemnify and hold the Stockholder Representative harmless from and against any and all liability, loss, cost, damage or expense (including without limitation attorneys' fees) reasonably incurred or suffered as a result of the performance of such Stockholder Representative's duties except for willful misconduct or bad faith. No suit, action, proceeding or claim may be brought by any Major Stockholder against Parent, the Company, or any of their respective directors, officers and employees with respect to any matter herein, in the Merger Agreement, the Escrow Agreements or any other agreement entered into by the Stockholder Representative in connection with the transactions contemplated by the Merger Agreement that is to be effected by the Stockholder Representative.

               8. Termination. The covenants and agreements contained in this Agreement, other than Section 3 which shall survive for a period of one year following the Effective Time, Section 7 and Sections 9(a), (c), (d), (e), (f),
(h)-(n), (q)-(u) which shall survive indefinitely, shall terminate upon (i) termination of the Merger Agreement, or (ii) in the event the Merger is consummated, upon the Effective Time; provided, that no such termination shall relieve any party hereto from any liability for any willful breach of this Agreement; and provided, further, that the representations and warranties contained in Section 3 hereof shall not terminate with respect to any item as to which Parent may have made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) before the expiration of one year following the Effective Time to the applicable Major Stockholder in accordance with this Agreement.

               9. Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               (b) Certain Events. Each Major Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal ownership of such Shares shall pass, whether by operation of Law or otherwise, including, without limitation, such Major Stockholder's heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

               (c) Assignment. This Agreement shall not be assigned by any party hereto, by operation of Law or otherwise, without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall be binding on and inure to the benefit of the respective successors, heirs and permitted assigns of the parties hereto.

               (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or (except as set forth in Section 8) terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

               (e) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt). All communications hereunder shall be delivered to the respective parties at the following addresses: (i) if to the Company or Parent, to its respective address set forth in the Merger Agreement; and (ii) if to any Major Stockholder, to such Major Stockholder's address set forth on Exhibit A hereto; or, in each case, to such other address as the Person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

               (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

               (g) Specific Performance. Each Major Stockholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause Parent to sustain irreparable damages for which it would not have an adequate remedy at Law for money damages, and therefore such Major Stockholder agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Parent may be entitled at Law or in equity.

               (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

               (j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

               (k) Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Legal Proceeding directly or indirectly arising out of, under or in connection with this Agreement, any Company Documents or any transaction contemplated hereby or thereby.

               (l) Submission to Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

               (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

               (o) Further Assurances. From time to time, as and when reasonably requested by Parent, each Major Stockholder shall execute and deliver all such documents and instruments, and shall take all such further or other actions, as shall be necessary or appropriate to carry out the intent of this Agreement.

               (p) Publicity. From the date hereof until the date upon which this Agreement terminates in accordance with the provisions hereof, no Major Stockholder shall issue any press release or public announcement concerning this Agreement, the Merger or the transactions contemplated hereby without obtaining the prior written approval of Parent, which approval shall not be unreasonably withheld, unless, in the judgment of such Major Stockholder, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which such Major Stockholder lists securities, provided that, to the extent required by applicable Law, any Major Stockholder intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with Parent with respect to the text thereof.

               (q) Confidentiality. Each Major Stockholder shall keep confidential, shall not use in a manner in competition with or detrimental to the Company, and shall cause each of its Subsidiaries and instruct each of its directors, officers, employees and advisors to keep confidential, all confidential or proprietary information relating to the Company, the Company's Subsidiaries and their respective businesses, except as required by applicable Law and except for information which is available to the public on the date hereof, or thereafter becomes available to the public other than as a result of a breach of this provision or any other confidentiality agreement governing such information.

               (r) Expenses. Except as set forth in the Merger Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

               (s) Reliance on Counsel and Other Advisors. Each of the parties hereto has consulted with such legal, financial, technical or other experts as it deems necessary or desirable before entering into this Agreement. Each of the parties hereto represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

               (t) Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude any other or future exercise thereof or of any other right.

               (u) Several Nature of Obligations. Notwithstanding any provision to the contrary in this Agreement, each obligation of a Major Stockholder under this Agreement shall be the several, and not joint, obligation of such Major Stockholder only, and each Major Stockholder shall be responsible for, and shall only be responsible for, such Major Stockholder's actions and not the actions or omissions of any other Major Stockholder.

               (v) Termination of Shareholders Agreements. By their execution and delivery hereof, the undersigned (other than Parent) hereby amend (i) the Governance Agreement, dated as of June 28, 2001, among the Company, Cadogan-Encoda, LLC, LiveWire Media L.L.C., Thomas H. Lee Equity Fund IV, L.P., Evercore Capital Partners L.P., Blackstone Capital Partners III Merchant Banking Fund, L.P., Steven Price and Spire Capital Partners, L.P. and (ii) the Amended and Restated Shareholders' Agreement, dated as of June 28, 2001 among the Company and certain shareholders of the Company as set forth therein so as to provide that such agreements shall terminate and be of no further force or effect as of the Effective Time. Nothing in this Agreement shall modify the rights and obligations of the parties to such agreements prior to the Effective Time.



                            [signature pages follow]

               IN WITNESS WHEREOF, the Company, Parent and each Major Stockholder have executed and delivered this Agreement as of the day and year first above written.


                                    COMPANY:

                                    Encoda Systems Holdings, Inc.

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                    PARENT:

                                    Harris Corporation



                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    MAJOR STOCKHOLDERS:

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------